                                                                     EXHIBIT 4.1

                                   CBIZ, INC.

              3.125% Convertible Senior Subordinated Notes due 2026

           ----------------------------------------------------------

                                    INDENTURE

                            Dated as of May 30, 2006

           ----------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION

                                     TRUSTEE

           ----------------------------------------------------------

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                                                                        INDENTURE SECTION
       310(a)(1).........................................................................              8.10
          (a)(2).........................................................................              8.10
          (a)(3).........................................................................              N.A.
          (a)(4).........................................................................              N.A.
          (a)(5).........................................................................              N.A.
          (b)............................................................................              8.08, 8.10
          (c)............................................................................              N.A.
       311(a)............................................................................              8.11
          (b)............................................................................              8.11
          (c)............................................................................              N.A.
       312(a)............................................................................              2.05
          (b)............................................................................              13.03
          (c)............................................................................              13.03
       313(a)............................................................................              8.06
          (b)(1).........................................................................              8.06
          (b)(2).........................................................................              8.06
          (c)............................................................................              13.02
          (d)............................................................................              8.06
       314(a)............................................................................              5.02
          (b)............................................................................              N.A.
          (c)(1).........................................................................              13.04
          (c)(2).........................................................................              13.04
          (c)(3).........................................................................              N.A.
          (d)............................................................................              N.A.
          (e)............................................................................              13.05
          (f)............................................................................              5.04
       315(a)............................................................................              8.01(a)
          (b)............................................................................              8.05
          (c)............................................................................              8.01
          (d)............................................................................              8.01(c)
          (e)............................................................................              7.11
       316(a)(1)(A)......................................................................              7.05
          (a)(1)(B)......................................................................              7.04
          (a)(2).........................................................................              N.A.
          (b)............................................................................              7.07
          (c)............................................................................              1.05(e)
       317(a)(1).........................................................................              7.08
          (a)(2).........................................................................              7.09
          (b)............................................................................              2.04
       318(a)............................................................................              13.01

------------
N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.................................................................                           1
Section 1.02.  Other Definitions...........................................................                          12
Section 1.03.  Incorporation by Reference of Trust Indenture Act...........................                          13
Section 1.04.  Rules of Construction.......................................................                          13
Section 1.05.  Acts of Holders.............................................................                          14

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01.  Form and Dating.............................................................                          15
Section 2.02.  Execution and Authentication................................................                          16
Section 2.03.  Registrar, Paying Agent, Bid Solicitation Agent, and Conversion Agent.......                          17
Section 2.04.  Paying Agent to Hold Money and Securities in Trust..........................                          17
Section 2.05.  Securityholder Lists........................................................                          18
Section 2.06.  Transfer and Exchange.......................................................                          18
Section 2.07.  Replacement Securities......................................................                          20
Section 2.08.  Outstanding Securities; Determinations of Holders' Action...................                          20
Section 2.09.  Temporary Securities........................................................                          21
Section 2.10.  Cancellation................................................................                          22
Section 2.11.  Persons Deemed Owners.......................................................                          22
Section 2.12.  Global Securities...........................................................                          22
Section 2.13.  CUSIP Numbers...............................................................                          29
Section 2.14.  Contingent Debt Tax Treatment...............................................                          29
Section 2.15.  Calculation of Tax Original Issue Discount..................................                          29

                                    ARTICLE 3
                           REDEMPTION AND REPURCHASES

Section 3.01.  Company's Right to Redeem; Notices to Trustee...............................                          30
Section 3.02.  Selection of Securities to Be Redeemed......................................                          30
Section 3.03.  Notice of Redemption........................................................                          31
Section 3.04.  Effect of Notice of Redemption..............................................                          32
Section 3.05.  Deposit of Redemption Price.................................................                          32
Section 3.06.  Securities Redeemed in Part.................................................                          32
Section 3.07.  Repurchase of Securities by the Company at Option of the Holder.............                          32
Section 3.08.  Repurchase of Securities at Option of the Holder Upon a Fundamental Change..                          35

Section 3.09.  Effect of Repurchase Notice or Fundamental Change Repurchase Notice.........                          38
Section 3.10.  Deposit of Repurchase Price or Fundamental Change Repurchase Price..........                          39
Section 3.11.  Securities Purchased in Part................................................                          39
Section 3.12.  Covenant to Comply with Securities Laws upon Purchase of Securities.........                          40
Section 3.13.  Repayment to the Company....................................................                          40

                                    ARTICLE 4
                                  SUBORDINATION

Section 4.01.  Agreement of Subordination..................................................                          40
Section 4.02.  Payments to Holders.........................................................                          41
Section 4.03.  Subrogation of Securities...................................................                          43
Section 4.04.  Authorization to Effect Subordination.......................................                          44
Section 4.05.  Notice to Trustee...........................................................                          44
Section 4.06.  Trustee's Relation to Senior Indebtedness...................................                          45
Section 4.07.  No Impairment of Subordination..............................................                          46
Section 4.08.  Certain Payments Not Prohibited.............................................                          46
Section 4.09.  Article Applicable to Paying Agents.........................................                          46
Section 4.10.  Senior Indebtedness Entitled to Rely........................................                          47

                                    ARTICLE 5
                                    COVENANTS

Section 5.01.  Payment of Securities.......................................................                          47
Section 5.02.  SEC and Other Reports.......................................................                          47
Section 5.03.  Compliance Certificate......................................................                          47
Section 5.04.  Further Instruments and Acts................................................                          48
Section 5.05.  Maintenance of Office or Agency.............................................                          48
Section 5.06.  Delivery of Certain Information.............................................                          48
Section 5.07.  Additional Amounts Notice...................................................                          49
Section 5.08.  Anti-Layering...............................................................                          49

                                    ARTICLE 6
                                SUCCESSOR PERSON

Section 6.01.  When Company May Merge or Transfer Assets...................................                          49

                                    ARTICLE 7
                              DEFAULTS AND REMEDIES

Section 7.01.  Events of Default...........................................................                          50
Section 7.02.  Acceleration................................................................                          52
Section 7.03.  Other Remedies..............................................................                          53
Section 7.04.  Waiver of Past Defaults.....................................................                          53

Section 7.05.  Control by Majority.........................................................                          53
Section 7.06.  Limitation on Suits.........................................................                          53
Section 7.07.  Rights of Holders to Receive Payment........................................                          54
Section 7.08.  Collection Suit by Trustee..................................................                          54
Section 7.09.  Trustee May File Proofs of Claim............................................                          54
Section 7.10.  Priorities..................................................................                          55
Section 7.11.  Undertaking for Costs.......................................................                          56
Section 7.12.  Waiver of Stay, Extension or Usury Laws.....................................                          56

                                    ARTICLE 8
                                     TRUSTEE

Section 8.01.  Duties of Trustee...........................................................                          56
Section 8.02.  Rights of Trustee...........................................................                          58
Section 8.03.  Individual Rights of Trustee................................................                          59
Section 8.04.  Trustee's Disclaimer........................................................                          60
Section 8.05.  Notice of Defaults..........................................................                          60
Section 8.06.  Reports by Trustee to Holders...............................................                          60
Section 8.07.  Compensation and Indemnity..................................................                          60
Section 8.08.  Replacement of Trustee......................................................                          61
Section 8.09.  Successor Trustee by Merger.................................................                          63
Section 8.10.  Eligibility; Disqualification...............................................                          63
Section 8.11.  Preferential Collection of Claims Against Company...........................                          63

                                    ARTICLE 9
                             DISCHARGE OF INDENTURE

Section 9.01.  Discharge of Liability on Securities........................................                          63
Section 9.02.  Repayment to the Company....................................................                          63
Section 9.03.  Application of Trust Money..................................................                          64

                                   ARTICLE 10
                                   AMENDMENTS

Section 10.01.  Without Consent of Holders.................................................                          64
Section 10.02.  With Consent of Holders....................................................                          65
Section 10.03.  Compliance With Trust Indenture Act........................................                          67
Section 10.04.  Revocation and Effect of Consents, Waivers and Actions.....................                          67
Section 10.05.  Notice of Amendments, Notation on or Exchange of Securities................                          67
Section 10.06.  Trustee to Sign Supplemental Indentures....................................                          67
Section 10.07.  Effect of Supplemental Indentures..........................................                          68

                                   ARTICLE 11
                                   CONVERSIONS

Section 11.01.  Conversion Privilege.......................................................                          68

Section 11.02.  Conversion Procedure; Conversion Rate; Fractional Shares........................................     74
Section 11.03.  Payment Upon Conversion.........................................................................     76
Section 11.04.  Adjustment of Conversion Rate...................................................................     78
Section 11.05.  Effect of Reclassification, Consolidation, Merger or Sale.......................................     87
Section 11.06.  Taxes on Shares Issued..........................................................................     89
Section 11.07.  Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements.......     89
Section 11.08.  Responsibility of Trustee.......................................................................     89
Section 11.09.  Notice to Holders Prior to Certain Actions......................................................     90
Section 11.10.  Shareholder Rights Plan.........................................................................     91
Section 11.11.  Unconditional Right of Holders to Convert.......................................................     91

                                   ARTICLE 12
                               CONTINGENT INTEREST

Section 12.01.  Contingent Interest.............................................................................     91
Section 12.02.  Payment of Contingent Interest..................................................................     92
Section 12.03.  Contingent Interest Notification................................................................     92

                                   ARTICLE 13
                                  MISCELLANEOUS

Section 13.01.  Trust Indenture Act Controls....................................................................     92
Section 13.02.  Notices.........................................................................................     92
Section 13.03.  Communication by Holders with Other Holders.....................................................     93
Section 13.04.  Certificate and Opinion as to Conditions Precedent..............................................     93
Section 13.05.  Statements Required in Certificate or Opinion...................................................     94
Section 13.06.  Separability Clause.............................................................................     95
Section 13.07.  Rules by Trustee, Paying Agent, Conversion Agent and Registrar..................................     95
Section 13.08.  Legal Holidays..................................................................................     95
Section 13.09.  Governing Law...................................................................................     95
Section 13.10.  No Recourse Against Others......................................................................     95
Section 13.11.  Successors......................................................................................     95
Section 13.12.  Multiple Originals..............................................................................     95
Section 13.13.  Execution in Counterparts.......................................................................     95
Section 13.14.  Benefits of Indenture...........................................................................     96
Section 13.15.  No Adverse Interpretation of Other Agreements...................................................     96
Section 13.16.  Calculations in Respect of Securities...........................................................     96
Section 13.17.  Table of Contents, Cross Reference Sheet and Headings...........................................     96

EXHIBIT A   Form of Global Security
EXHIBIT B   Form of Certificated Security
EXHIBIT C   Transfer Certificate
EXHIBIT D   Form of Notice of Redemption
EXHIBIT E   Form of Notice of Repurchase

EXHIBIT F   Notice of Occurrence of Change of Control

SCHEDULE I  Number of Additional Shares

      INDENTURE dated as of May 30, 2006 between CBIZ, INC., a Delaware corporation ("COMPANY"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("TRUSTEE").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3.125% Convertible Senior Subordinated Notes due 2026:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.01. Definitions.

      "144A GLOBAL SECURITY" means a permanent Global Security in the form of the Security attached hereto as Exhibit A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

      "ADDITIONAL AMOUNTS" means the interest that is payable by the Company pursuant to the Registration Rights Agreement upon a Registration Default (as defined in such agreement).

      "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

      "BANK INDEBTEDNESS" means any and all amounts payable under or in respect of (i) the Credit Agreement, and (ii) any lines of credit and letters of credit of the Company, in each case, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

      "BID SOLICITATION AGENT" means the agent of the Company appointed to obtain quotations for the Securities as set forth under the definition of Trading Price, which agent shall be appointed no later than the first Contingent Interest Period and shall at no time be an Affiliate of the Company. The Company may, from time to time, change the Bid Solicitation Agent.

      "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

      "BOARD RESOLUTION" means a resolution of the Board of Directors.

      "BUSINESS DAY" means, with respect to any Security, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

      "CAPITALIZED LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease before the first date on which such lease may be terminated by the lessee without payment of a penalty.

      "CAPITAL STOCK" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

      "CERTIFICATED SECURITIES" means Securities that are in the form of the Securities attached hereto as Exhibit B.

      "CHANGE OF CONTROL" means the occurrence at such time after the original issuance of the Securities when any of the following has occurred:

      (1) a "person" or "group" within the meaning of Section 13(d)(3) of the Exchange Act, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing more than 50% of the Voting Stock; or

      (2) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or

      (3) a consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's properties and assets to another Person, other than:

            (a) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of Capital Stock and (ii) under which holders of the Company's Capital Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total Voting Stock of the continuing or surviving or successor Person immediately after giving effect to such issuance; or

            (b) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

            (c) any consolidation, merger, conveyance, transfer, lease or other disposition with or into a Subsidiary, so long as such merger, consolidation, conveyance, transfer, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging, consolidating with, or conveying, transferring, selling, leasing or otherwise disposing of all or substantially all the Company's properties and assets to, any other Person.

      The term "PERSON" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

      "CLOSE OF BUSINESS" means 5:00 p.m. (New York City time).

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "COMMON STOCK" means the common stock, $0.01 par value, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, subject to Section 11.05 below, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving Person, the common stock of such surviving corporation.

      "COMPANY" means the party named as the "Company" in the preamble of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "COMPANY NOTICE" means a notice to Holders delivered pursuant to Section
3.07 or Section 3.08.

      "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any Officer.

      "CONTINGENT INTEREST" means such interest payable as described in Article 12.

      "CONTINGENT INTEREST PERIOD" means (i) the period commencing on, and including, June 6, 2011 and ending on, but excluding, December 1, 2011, and (ii) each six-month period from June 1 to November 30 or from December 1 to May 31 thereafter.

      "CONTINUING DIRECTOR" means a director who either was a member of the Board of Directors on May 30, 2006 or who becomes a member of the Board of Directors after that date and whose appointment, election or nomination for election by the Company's shareholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

      "CONVERSION SETTLEMENT DATE" means (A) with respect to the Conversion Settlement Distribution (other than any Additional Shares which may be issuable pursuant to Section 11.01(c), the third Business Day immediately following the Cash Settlement Period, and (B) with respect to any Additional Shares which may be issuable, the later of (i) the fifth Business Day following the effective date of any Change of Control transaction and (2) the third Business Day immediately following the Cash Settlement Period.

      "CONVERSION PRICE" as of any date means $1,000 divided by the Conversion Rate as of such date.

      "CORPORATE TRUST OFFICE" means the designated office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 60 Livingston Avenue, St. Paul, MN 55107, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

      "CREDIT AGREEMENT" means the Credit Agreement dated as of February 13, 2006, among CBIZ, as Borrower, and the Lenders party thereto, as supplemented, amended, modified, refinanced or replaced at any time or from time to time.

      "CURRENT MARKET PRICE" of the Common Stock on any day means the average of the Last Reported Sale Price per share of the Common Stock for each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the "Ex-Dividend Date" with respect to the issuance or distribution requiring such computation, subject to adjustment by the Board of Directors if another transaction requiring an adjustment to the Conversion Rate pursuant to Section 11.04 occurs during such ten day period.

      "DEFAULT" means any event that is, or after notice or passage of time, would be, an Event of Default.

      "DESIGNATED SENIOR INDEBTEDNESS" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness the principal amount of which (or, in the case of a revolving credit, the commitments thereunder) is $15.0 million or more and that at the time of determination has been designated by the Company as "Designated Senior Indebtedness".

      "EX-DIVIDEND DATE" means the first date upon which a sale of the Common Stock, regular way on the relevant exchange or in the relevant market for the Common Stock, does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "FAIR MARKET VALUE", or "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

      "FUNDAMENTAL CHANGE" means either a Change of Control or a Termination of Trading.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applied on a consistent basis.

      "GLOBAL SECURITIES" means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof, and to the extent that such Securities are required to bear the Legend required by Section 2.06(g), such Securities shall be in the form of a 144A Global Security.

      "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

      "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication),

      (1) the indebtedness of such Person for borrowed money;

      (2) the obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

      (3) all Capitalized Lease Obligations of such Person;

      (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables);

      (5) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in the first four clauses above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn on or, if and to the extent drawn on, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

      (6) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination or (B) the amount of such Indebtedness of such other Person; and

      (7) all indebtedness of other Persons to the extent guaranteed by such Person.

      The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, on the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

      "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

      "INTEREST" means interest payable on each Security pursuant to Section 1 of the Securities.

      "INTEREST PAYMENT DATE" means June 1 and December 1 of each year, commencing December 1, 2006.

      "INTEREST RECORD DATE" means May 15 and November 15 of each year.

      "ISSUE DATE" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

      "LAST REPORTED SALE PRICE" means, with respect to the Common Stock on any date, the closing sale price (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by The Nasdaq National Market or, if the Common Stock is not reported by The Nasdaq National Market, in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by The Nasdaq National Market on the relevant date, the "Last Reported Sale Price" shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the "Last Reported Sale Price" shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

      "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Controller, the Chief Accounting Officer, the Secretary or any Assistant Secretary of the Company.

      "OFFICER'S CERTIFICATE" means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any Officer, and delivered to the Trustee. An Officer's Certificate given pursuant to Section 5.03 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.

      "OFFERING MEMORANDUM" means the offering memorandum of the Company dated May 23, 2006 relating to the offering of the Securities.

      "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably acceptable to the Trustee.

      "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity.

      "PURCHASE AGREEMENT" means the Purchase Agreement dated March 23, 2006 between the Company, on the one hand, and Banc of America Securities LLC, on the other.

      "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

      "REDEMPTION DATE" means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated the date hereof, between the Company, on the one hand, and Banc of America Securities LLC, on the other.

      "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer of the Trustee within the Institutional Trust Services department (or any successor department) of the Trustee located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 8.01(c)(2) and 8.05 shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject matter.

      "RESTRICTED SECURITY" means a Security required to bear the Legend.

      "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "SECURITY" means any of the Company's 3.125% Convertible Senior Subordinated Notes due 2026 issued under this Indenture.

      "SECURITYHOLDER" or "HOLDER" means a Person in whose name a Security is registered on the Registrar's books.

      "SENIOR INDEBTEDNESS" means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, the Company's Indebtedness (including the Credit Agreement), whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior Indebtedness does not include:

      (1) Indebtedness that expressly provides that such Indebtedness will not be senior in right of payment to the Securities or expressly provides that such Indebtedness is on parity with or junior in right of payment to the Securities;

      (2) any Indebtedness to any of the Company's Subsidiaries;

      (3) any liability for federal, state, local or other taxes owed or owing by the Company; and

      (4) Indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

      "SENIOR SUBORDINATED DEBT", with respect to the Company, means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness of the Company or other obligations of the Company that is not Senior Indebtedness.

      "STATED MATURITY", when used with respect to any Security, means June 1, 2026.

      "STOCK PRICE" means the price per share of Common Stock paid in connection with a Change of Control transaction pursuant to which Additional Shares are issuable as set forth in Section 11.01(c) hereof, which shall be equal to (i) if Holders of Common Stock receive only cash in such Change of Control transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock on the five Trading Days prior to, but not including, the effective date of such Change of Control transaction.

      "SUBORDINATED DEBT" means, with respect to the Company, means any current or future Indebtedness of the Company that by its terms is subordinated in right of payment to the Securities.

      "SUBSIDIARY" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

      "TAX ORIGINAL ISSUE DISCOUNT" means the amount of ordinary interest income on a Security that must be accrued as original issue discount for U.S. federal income tax purposes pursuant to Treasury regulations section 1.1275-4.

      "TERMINATION OF TRADING" means the occurrence, at any time, of the Common Stock of the Company (or other common stock into which the Securities are then convertible) being neither listed for trading on a U.S. national securities exchange nor quoted on the Nasdaq National Market.

      "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

      "TRADING DAY" means a day during which trading in securities generally occurs on The Nasdaq National Market or, if the Common Stock is not quoted on The Nasdaq National Market, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

      "TRADING PRICE" of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers which the Company selects, provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used; provided further that if no bids are received or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then

      (i) for purposes of any determination of whether Contingent Interest is payable or the amount thereof, the Trading Price of the Securities on any date of determination shall equal the product of (a) the applicable Conversion Rate for the Securities as of the date of determination and (b) the average Last Reported Sale Price of the Common Stock on the five Trading Days ending on such determination date; and

      (ii) for purposes of determining whether the condition to conversion of the Securities set forth in Section 11.01(a)(1) has been satisfied, the Trading Price of the Securities will be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate on such date.

      "TREASURY REGULATIONS" means the U.S. federal income tax regulations, including temporary regulations, promulgated under the Code, as those regulations may be amended from time to time. Any reference herein to a specific section of the Treasury regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury regulations.

      "TRUSTEE" means the party named as the "Trustee" in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "VOTING STOCK" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      Section 1.02. Other Definitions.

                                                                                          DEFINED IN
TERMS:                                                                                    SECTION:
"Act"...............................................................................      1.05
"Accepted Purchased Shares".........................................................      11.04(g)
"Acquisition Value".................................................................      11.01(d)
"Additional Amounts Notice" ........................................................      5.07
"Additional Shares..................................................................      11.01(c)
"Adjustment Event"..................................................................      11.04(k)
"Agent Members".....................................................................      2.12(e)
"Bankruptcy Law"....................................................................      7.01(i)
"cash"..............................................................................      3.01
"Cash Amount".......................................................................      11.03
"Cash Settlement Period"............................................................      11.03
"contingent debt regulations".......................................................      2.14
"Conversion Agent"..................................................................      2.03
"Conversion Date"...................................................................      11.02(c)
"Conversion Notice".................................................................      11.02(b)
"Conversion Obligation".............................................................      11.01(a)
"Conversion Rate"...................................................................      11.02(a)
"Conversion Settlement Distribution"................................................      11.03
"Conversion Value"..................................................................      11.03
"Depositary"........................................................................      2.01(b)
"Determination Date"................................................................      11.04(k)
"Distributed Assets"................................................................      11.04(d)
"DTC"...............................................................................      2.01(b)
"effective date"....................................................................      11.01(c)
"Event of Default"..................................................................      7.01
"Exchange Property".................................................................      11.01(b)
"Expiration Time"...................................................................      11.04(f)
"Fiscal Quarter"....................................................................      11.01(a)
"Fundamental Change Repurchase Date"................................................      3.08(a)
"Fundamental Change Repurchase Notice"..............................................      3.08(c)
"Fundamental Change Repurchase Price"...............................................      3.08(a)
"legal holiday".....................................................................      13.08
"junior securities" ................................................................      4.08
"Legend"............................................................................      2.06(g)
"Measurement Period"................................................................      11.01(a)(2)
"net share amount"..................................................................      11.03
"Non-Electing Share"................................................................      11.05(b)
"Notice of Default".................................................................      7.01
"Offer Expiration Time".............................................................      11.04(g)
"Paying Agent"......................................................................      2.03

                                                                                          DEFINED IN
TERMS:                                                                                    SECTION:
"Payment Blockage Period" ..........................................................      4.02
"Public Acquirer Change of Control..................................................      11.01(d)
"Public Acquirer Common Stock"......................................................      11.01(d)
"Purchased Shares"..................................................................      11.04(f)
"QIB"...............................................................................      2.01(b)
"Redemption Price"..................................................................      3.01
"Registrar".........................................................................      2.03
"Repurchase Date"...................................................................      3.07(a)
"Repurchase Notice".................................................................      3.07(b)
"Repurchase Price"..................................................................      3.07(a)
"Rule 144A Information".............................................................      5.06
"specified cash amount".............................................................      11.03
"successor Person"..................................................................      6.01(a)
"Trigger Event".....................................................................      11.04(d)
"Valuation Period"..................................................................      11.01(d)

      Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings

      "COMMISSION" means the SEC.

      "INDENTURE SECURITIES" means the Securities.

      "INDENTURE SECURITY HOLDER" means a Securityholder.

      "INDENTURE TO BE QUALIFIED" means this Indenture.

      "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

      "OBLIGOR" on the indenture securities means the Company.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

      Section 1.04. Rules of Construction. Unless the context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

            (3)   "or" is not exclusive;

            (4)   "including" means including, without limitation;

            (5) words in the singular include the plural, and words in the plural include the singular; and

            (6) references to Sections and Articles are to references to Sections and Articles of this Indenture.

      Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 13.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

      (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                    ARTICLE 2
                                 THE SECURITIES

      Section 2.01. Form and Dating. (a) The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities may, but need not, have the corporate seal of the Company or a facsimile thereof affixed thereto or imprinted thereon.

      (b) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBS") in reliance on Rule 144A shall be issued, initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "DEPOSITARY"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

      (c) Global Securities in General. Each Global Security shall represent such amount of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed in the Schedule of Increases and Decreases of Global Security attached thereto and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

      Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, and shall be made on the records of the Trustee and the Depositary.

      (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary or a nominee thereof, (b) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary's instructions and (c) shall be substantially in the form of Exhibit A attached hereto.

      (e) Certificated Securities. Securities not issued as interests in the Global Securities shall be issued in certificated form substantially in the form of Exhibit B attached hereto.

      Section 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by one Officer. The signature of such Officer on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signature of an individual who was, at the time of the execution of the Securities, an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

      The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $85,000,000 (or, to the extent the Initial Purchaser exercises its over-allotment option, up to $100,000,000) upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 13.04 and Section 13.05 hereof). Subject to the provisions of Section 2.08, the aggregate principal amount of the Securities due at the Stated

Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

      The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

      Section 2.03. Registrar, Paying Agent, Bid Solicitation Agent, and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents, one or more additional bid solicitation agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 5.05. The term "Conversion Agent" includes any additional conversion agent, including any named pursuant to Section 5.05.

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 8.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent, Bid Solicitation Agent or co-registrar.

      The Company initially appoints the Trustee as Registrar, Conversion Agent, Bid Solicitation Agent and Paying Agent in connection with the Securities.

      Section 2.04. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall promptly notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

      Section 2.05. Securityholder Lists. The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 15 and November 15 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

      Section 2.06. Transfer and Exchange. (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

      At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

      The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

      (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall, except as set forth in Section 2.12, be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

      (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

      (d) Except as otherwise set forth in this Indenture, any such action taken by a Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefore.

      (e) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

      (f) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

      (g) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends relating to such restrictions imposed by the securities laws set forth on the forms of Security attached hereto as Exhibits A and B setting forth such restrictions (collectively, the "LEGEND"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar and the Trustee (if not the same Person as the Registrar), that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon (i) provision of such satisfactory evidence, or
(ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

      Section 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

      Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      Section 2.08. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those redeemed or purchased pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article 7 and Article 10).

      If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day immediately following a Repurchase Date or a Fundamental Change Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then from and after such Redemption Date, Repurchase Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest, Contingent Interest and Additional Amounts, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

      If a Security is converted in accordance with Article 11, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and Interest, Contingent Interest, Additional Amounts, if any, shall cease to accrue, and the rights of the Holders therein shall terminate (other than the right to receive the Conversion Settlement Distribution).

      Section 2.09. Temporary Securities. Pending the preparation of Certificated Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company shall cause Certificated Securities to be prepared without unreasonable delay. After the preparation of Certificated Securities, the temporary Securities shall be exchangeable for Certificated Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of Certificated Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities.

      Section 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation other than in connection with registrations of transfer or exchange or that any Holder has converted pursuant to Article 11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

      Section 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Redemption Price, Repurchase Price or Fundamental Change Repurchase Price in respect thereof, and Interest, Contingent Interest or Additional Amounts thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

      Section 2.12. Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below, (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below and Section 2.12(e) below, and (C) transfers of a Certificated Security shall comply with Section 2.06, Section 2.12(a)(iii) and Section 2.12(a)(iv) below.

            (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this Section 2.12(a)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global

      Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12.

            (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth in this clause (ii) below and in Section 2.12(e) below. Upon receipt by the Trustee of a request to transfer a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                  (A) so long as the Securities are Restricted Securities,
            certification in the form set forth in Exhibit C;

                  (B) written instructions to the Trustee to make, or direct the
            Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be decreased; and

                  (C) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

      then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

            (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                       (y) to register the transfer of such Certificated
            Securities; or

                       (z) to exchange such Certificated Securities for an equal
            principal amount of Certificated Securities of other authorized denominations,

      the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written
            instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) so long as such Securities are Restricted Securities, such
            Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                        (A) if such Certificated Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                        (B) if such Certificated Securities are being
                  transferred to the Company, a certification to that effect; or

                        (C) if such Certificated Securities are being
                  transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

            (iv) Restrictions on Transfer or Exchange of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be transferred or exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

            Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

      (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit C, that such Certificated Security (A) is being transferred to a QIB in accordance with Rule 144A under the Securities Act or (B) is being transferred pursuant to and in compliance with Rule 144 under the Securities Act or another exemption from the securities laws (which is documented to the Company's satisfaction); and

      (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer's Certificate, a new Global Security in the appropriate principal amount.

      (b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

      (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 under the Securities Act or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company and the Trustee, addressed to the Company and the Trustee and in form acceptable to the Company and the Trustee, to the effect that the transfer of such Security has been made in compliance with Rule 144 under the Securities Act or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

      (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

      (e) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

            (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under Exchange Act, and a successor Depositary is not appointed by the Company within 90 days (ii) the Company determines at any time that the Securities shall no longer be represented by Global Securities and shall inform such Depositary of such determination in writing or (iii) a Default has occurred and is continuing. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clauses (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof or any successor of either of the foregoing pursuant to this paragraph shall not be a Global Security.

            (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the

      Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

            (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.

            (v) Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

            (vi) Except as expressly set forth in this Indenture, including Sections 2.12(a)(ii) and 2.12(e), none of the Trustee, any Paying Agent, Conversion Agent, the Company or the Registrar shall have any responsibility or obligation to any beneficial owner in the Global Securities, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Global Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be, in the case of a Global Security, the Depositary or its nominee). The rights of beneficial owners in the Global Securities shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. Other than as set forth in this Indenture, the Trustee, any Paying Agent, the Conversion Agent, the Company and the Registrar may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Except as expressly set forth in this Indenture, including Sections 2.12(a)(ii) and 2.12(e), the Trustee, each Paying Agent, the Conversion Agent, the Company and the Registrar shall be entitled to deal with any depositary (including the Depositary), and any nominee thereof, that is the Holder of any Global Securities as a Holder for all purposes of this Indenture relating to such Global Securities (including the payment of principal, Interest, Contingent Interest, if any, and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Securities) as the sole Holder of such Global Securities and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent, the Conversion Agent, the Company or the Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Securities, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Securities, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Securities or for any transfers of beneficial interests in any such Global Securities.

      (f) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.

      Section 2.13. CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP", "ISIN" or other similar numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" , "ISIN" or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other similar numbers.

      Section 2.14. Contingent Debt Tax Treatment. (a) The Company and each Holder, by acquiring a beneficial interest in a Security, agree (i) to treat the Security as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments (the "contingent debt regulations"), (ii) that each Holder shall be bound by the Company's application of the contingent debt regulations to the Security, including the Company's determination of the "comparable yield" and "projected payment schedule" within the meaning of the contingent debt regulations, (iii) to treat the cash and the fair market value of any Common Stock received upon the conversion of the Security as a contingent payment for purposes of the contingent debt regulations, (iv) to accrue interest with respect to the outstanding Security as Tax Original Issue Discount according to the "noncontingent bond method" set forth in the contingent debt regulations, using the comparable yield of 9.0% compounded semi-annually and (v) that the Company and each Holder will not take any position on any U.S. federal income tax return that is inconsistent with (i), (ii), (iii) or (iv) unless required by applicable law. A Holder may obtain the issue price, the amount of Tax Original Issue Discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Security, as determined by the Company pursuant to the contingent debt regulations, by submitting a written request to the Company at the following address: CBIZ, Inc., 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131, Attention: General Counsel.

      (b) Each Security shall bear a legend relating to U.S. federal income tax matters in the form set forth in Exhibits A and B.

      Section 2.15. Calculation of Tax Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Code or the Treasury regulations promulgated thereunder.

                                    Article 3
                           REDEMPTION AND REPURCHASES

      Section 3.01. Company's Right to Redeem; Notices to Trustee. Prior to June 6, 2011, the Securities shall not be redeemable at the Company's option. On or after June 6, 2011, the Company, at its option, may redeem the Securities for U.S. legal tender ("CASH") at any time, in whole or in part, at a redemption price (the "REDEMPTION PRICE") equal to 100% of the principal amount of the Securities to be redeemed, plus any accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, on the Securities redeemed up to, but not including, the Redemption Date; provided that if the Redemption Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Additional Amounts, if any. Instead, the Company shall pay such Interest, Contingent Interest, if any, and Additional Amounts, if any, on the Interest Payment Date to the Holder of record on the corresponding Interest Record Date. If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of such election together with the Redemption Date, the Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price. Notwithstanding the foregoing, the Company may not redeem the Securities if it has failed to pay any Interest, including Contingent Interest, if any, and Additional Amounts, if any, on the Securities when due and such failure to pay is continuing.

      The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order, at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

      Section 3.02. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Securities are then traded or quoted). The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

      Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly (but in any case within 7 days of the Company Order referred to in Section 3.01 unless a shorter notice is acceptable to the Company) of the Securities or portions of the Securities selected to be redeemed and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of the Security.

      Following a notice of redemption, Securities and portions of Securities are convertible, pursuant to Section 11.01(a)(1), by the Holder until the close of business on the Business Day prior to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

      Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (substantially in the form of Exhibit D) by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

      The notice shall identify the Securities to be redeemed and shall state (along with any other information the Company wishes to include):

      (1)   the Redemption Date;

      (2)   the Redemption Price;

      (3)   the Conversion Rate;

      (4)   the name and address of the Paying Agent and Conversion Agent;

      (5) that Securities may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

      (6) that Securities called for redemption and not converted shall be redeemed on the Redemption Date;

      (7) that Holders who want to convert their Securities must satisfy the requirements set forth in the Securities;

      (8) that Securities called for redemption must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect the Redemption Price;

      (9) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

      (10) that, unless the Company defaults in making payment of such Redemption Price, Interest, Contingent Interest, if any, and Additional Amounts, if any, the Securities called for redemption shall cease to accrue from and after the Redemption Date; and

      (11) the CUSIP, "ISIN" or other similar number(s), as the case may be, of the Securities being redeemed.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

      Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear Interest, Contingent Interest, if any, and Additional Amounts, if any, and the rights of the Holders therein shall terminate (other than the right to receive the Redemption Price).

      Section 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Company or a Subsidiary or an Affiliate of either in trust and is not required for such purpose it shall be discharged from such trust.

      Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall, without charge, authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

      Section 3.07. Repurchase of Securities by the Company at Option of the Holder. (a) On each of June 1, 2011, June 1, 2016 and June 1, 2021 (each, a "REPURCHASE DATE"), each Holder shall have the option to require the Company to repurchase Securities for which that Holder has properly delivered and not withdrawn a written Repurchase Notice (as described below) at a repurchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, on those Securities, to, but not including, such Repurchase Date (the "REPURCHASE PRICE"); provided that if the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Additional Amounts, if any. Instead, the Company shall pay such accrued and unpaid Interest, Contingent Interest, if any, and Additional Amounts, if any, on the Interest Payment Date, to the Holder of Record on the corresponding Interest Record Date. Not later than 20 Business Days prior to any Repurchase Date, the Company shall mail a Company Notice (substantially in the form of Exhibit E) by first class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law). The Company Notice shall include a form of repurchase Notice to be completed by a Holder and shall state:

            (i) the Repurchase Price and the Conversion Rate;

            (ii) the name and address of the Paying Agent and the Conversion Agent;

            (iii) that Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with
      Article 11 hereof and the terms of the Securities if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (iv) that Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect payment;

            (v) that the Repurchase Price for any security as to which a Repurchase Notice has been given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Repurchase Date and the time of surrender of such Security as described in clause (iv) above;

            (vi) the procedures the Holder must follow to exercise its right to require the Company to repurchase such Holder's Securities under this
      Section 3.07 and a brief description of that right;

            (vii) briefly, the conversion rights, if any, that exist at the date of the Company Notice or as a result of the Company Notice with respect to the Securities;

            (viii) the procedures for withdrawing a Repurchase Notice;

            (ix) that, unless the Company defaults in making payment on Securities for which a Repurchase Notice has been submitted, Interest, Contingent Interest, if any, or Additional Amounts, if any, on such Securities shall cease to accrue from and after the Repurchase Date; and

            (x) the CUSIP, "ISIN" or other similar number(s), as the case may be, of the Securities.

      At the Company's request, the Trustee shall give such Company Notice to each Holder in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

      (b) A Holder may exercise its rights specified in Section 3.07(a) upon delivery to the Paying Agent of a written notice of repurchase (a "REPURCHASE NOTICE") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on such Repurchase Date, stating:

            (i) if Certificated Securities have been issued, the certificate number(s) of the Securities which the Holder shall deliver to be repurchased or, if Certificated Securities have not been issued for such Security, the Repurchase Notice shall comply with the appropriate Depositary procedures for book-entry transfer,

            (ii) the portion of the principal amount of the Security which the Holder shall deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

            (iii) that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in
      Section 6 of the Securities and in this Indenture.

      The delivery of such Security (together with all necessary endorsements) to the Paying Agent at any time after delivery of the Repurchase Notice at the offices of the Paying Agent shall be a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

      The Company shall repurchase from the Holder thereof, pursuant to this
Section 3.07, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

      Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day immediately following the Repurchase Date and the time of delivery of the Security (together with all necessary endorsements or notifications of book-entry transfer).

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.07 shall have the right to withdraw such Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09 at any time prior to the close of business on the Repurchase Date.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

      Section 3.08. Repurchase of Securities at Option of the Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs, each Holder shall have the right, at such Holder's option, to require the Company to repurchase for cash all of such Holder's Securities not previously called for redemption by the Company, or any portion thereof that is equal to or an integral multiple of $1,000 principal amount, at a repurchase price equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, on those Securities (the "FUNDAMENTAL CHANGE REPURCHASE PRICE") to, but not including, the date that is 30 days following the date of the notice of a Fundamental Change mailed by the Company pursuant to Section 3.08(b) (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(c); provided that if the Fundamental Change Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Additional Amounts, if any. Instead, the Company shall pay such Interest, Contingent Interest, if any, and Additional Amounts, if any, on the Interest Payment Date to the Holder of Record on the corresponding Interest Record Date.

      (b) No later than 15 days after the occurrence of a Fundamental Change, the Company shall mail a Company Notice of the Fundamental Change (substantially in the form of Exhibit F) by first class mail to the Trustee and to each

Holder (and to beneficial owners if required by applicable law). The Company Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

            (i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

            (ii) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.08 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

            (iii) the Fundamental Change Repurchase Date;

            (iv) the Fundamental Change Repurchase Price;

            (v) the name and address of the Paying Agent and the Conversion
      Agent;

            (vi) the Conversion Rate;

            (vii) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 11 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (viii) that the Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect payment;

            (ix) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Fundamental Change Repurchase Date and the time of surrender of such Security as described in clause (viii);

            (x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

            (xi) briefly, the conversion rights, if any, that exist on the Securities at the date of the Company Notice and as a result of such Fundamental Change;

            (xii) the procedures for withdrawing a Fundamental Change Repurchase Notice;

            (xiii) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price on Securities for which a Fundamental Change Repurchase Notice is submitted, Interest, Contingent Interest and Additional Amounts, if any, on Securities surrendered for purchase by the Company shall cease to accrue from and after the Fundamental Change Repurchase Date; and

            (xiv) the CUSIP, "ISIN" or other similar number(s), as the case may be, of the Securities.

      At the Company's request, the Trustee shall give such Company Notice to each Holder in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

      (c) A Holder may exercise its rights specified in this Section 3.08 upon delivery of a written notice of repurchase (a "FUNDAMENTAL CHANGE REPURCHASE NOTICE") to the Paying Agent at any time on or prior to the close of business on the Fundamental Change Repurchase Date, stating:

            (i) If Certificated Securities have been issued, the certificate number(s) of the Securities which the Holder shall deliver to be repurchased or, if Certificated Securities have not been issued, the Fundamental Change Repurchase Notice shall comply with the appropriate Depositary procedures for book-entry transfer;

            (ii) the portion of the principal amount of the Security which the Holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

            (iii) that such Security shall be repurchased pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture.

      The delivery of such Security (together with all necessary endorsements) to the Paying Agent with the Fundamental Change Repurchase Notice at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section
3.08 only if the Security (together with all necessary endorsements) so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

      The Company shall repurchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

      Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the Fundamental Change Repurchase Price promptly following the later of the Business Day following the Fundamental Change Repurchase Date or the time of delivery of such Security (together with all necessary endorsements or notifications of book-entry transfer).

      Notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase the Securities upon a Change of Control described in clause (3) of the definition thereof if more than 90% of the consideration in the transaction or transactions constituting such Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a U.S. national securities exchange or The Nasdaq National Market, and, as a result of such transaction or transactions, the Securities become convertible into such common stock (and any rights attached thereto).

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this
Section 3.08(c) shall have the right to withdraw such Fundamental Change Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09 at any time prior to the close of business on the Fundamental Change Repurchase Date.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

      Section 3.09. Effect of Repurchase Notice or Fundamental Change Repurchase Notice. (a) Upon receipt by the Paying Agent of the Repurchase Notice or Fundamental Change Repurchase Notice specified in Section 3.07 or Section 3.08, as applicable, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, is withdrawn as specified in Section 3.09(b)) thereafter be entitled solely to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Security whether or not the Security is, in fact, properly delivered. Such Repurchase Price or Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.07 or Section 3.08, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07 or Section 3.08, as applicable. Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to and to the extent permitted by Article 11 hereof on or after the date of the delivery of such Repurchase Notice or Fundamental Change

Repurchase Notice unless such Repurchase Notice or Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.09(b).

      (b) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time (i) in the case of the Repurchase Notice, if received by the Paying Agent prior to the close of business on the Repurchase Date or (ii) in the case of the Fundamental Change Repurchase Notice, if received by the Paying Agent prior to the close of business on the Fundamental Change Repurchase Date, as the case may be, specifying:

      (1) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company,

      (2) if Certificated Securities have been issued, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if Certificated Securities have not been issued, that such withdrawal notice shall comply with the appropriate Depositary procedures), and

      (3) the principal amount of the Security with respect to which such notice of withdrawal is being submitted.

      Section 3.10. Deposit of Repurchase Price or Fundamental Change Repurchase Price. Prior to 11:00 a.m. (local time in The City of New York) on the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds sufficient to pay the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be.

      Section 3.11. Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

      Section 3.12. Covenant to Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.07 or Section 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other applicable tender offer rules under the Exchange Act,
(ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.07 and Section 3.08 to be exercised in the time and in the manner specified in
Section 3.07 and Section 3.08.

      Section 3.13. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in
Section 12 of the Securities, together with interest, if any, thereon (subject to the provisions of Section 8.01(f)), held by them for the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

                                    ARTICLE 4
                                  SUBORDINATION

      Section 4.01. Agreement of Subordination. The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 4; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

      The payment of the principal, Interest, Contingent Interest and Additional Amounts, if any, on all Securities (including, but not limited to, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price with respect to the Securities subject to redemption or repurchase in accordance with Article 3 and the payment of any cash upon conversion in accordance with Article 11) issued hereunder shall, to the extent and in the manner hereinafter set forth, be (i) subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred; (ii) pari passu in right of payment to all Senior Subordinated Debt and (iii) senior in right of payment to all Subordinated Debt.

      No provision of this Article 4 shall prevent the occurrence of any default or Event of Default hereunder.

      Section 4.02. Payments to Holders. No payment shall be made with respect to the principal of, or Interest, Contingent Interest or Additional Amounts, if any, on the Securities (including, but not limited to, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price with respect to the Securities subject to redemption or repurchase in accordance with Article 3 and any payment of cash upon conversion in accordance with Article 11), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.08, if:

            (a) any principal, premium, if any, or interest with respect to Designated Senior Indebtedness is not paid within any applicable grace period (including at maturity), or

            (b) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case,

            (i) the default has been cured or waived and such acceleration has been rescinded,

            (ii)  such Senior Indebtedness has been paid in full in cash, or

            (iii) the Company and the Trustee receive written notice approving such payment from the representatives of each issue of Designated Senior Indebtedness.

      During any default (other than a default described in clause (a) or (b) above of this Section 4.02) on any Designated Senior Indebtedness under which the maturity of the Designated Senior Indebtedness may be accelerated without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace periods, the Company may not make payments on the Securities for a period (the "PAYMENT BLOCKAGE PERIOD") starting on the date of receipt by the Company and the Trustee of written notice of the election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period may be terminated before its expiration by written notice by a representative of the holders of such Designated Senior Indebtedness to the Trustee and to the Company from the Person who gave the blockage notice, by repayment in full in cash of the Designated Senior Indebtedness with respect to which the blockage notice was given, or because the default giving rise to the Payment Blockage Period is no longer continuing or has been waived. Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, the Company may and shall resume payments on the Securities after the expiration of the Payment Blockage Period. Not more than one blockage notice may be given in any period of 360 consecutive days unless the first blockage notice within such 360-day period is given by or on behalf of holders of Designated Senior Indebtedness other than the Bank Indebtedness, in which case the representative of the Bank Indebtedness may give another blockage notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Payment Blockage Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. No default that existed or was continuing on the date of delivery of any payment blockage notice to the Trustee will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days.

      Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness, before any payment of cash, property or securities is made on account of the principal of, Interest, Contingent Interest or Additional Amounts, if any, on, or with respect to the conversion of, the Securities (except as permitted by Section 4.08); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions of this
Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

      The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its property to another corporation upon the terms and conditions provided for in Article 6 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 6.

      If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness or their Representatives of such acceleration.

      In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness or their Representative, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

      Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.10 and Section 8.07. This Section 4.02 shall be subject to the further provisions of Section 4.08.

      Section 4.03. Subrogation of Securities. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 4 (equally and ratably with the holders of all Senior Subordinated Indebtedness) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, interest or Additional Amounts, if any, on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Securities; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 4, and no payment over pursuant to the provisions of this Article 4, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 4, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 4 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

      Nothing contained in this Article 4 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, Interest, Contingent Interest or Additional Amounts, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee, subject to the provisions of Section 8.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 4.

      Section 4.04. Authorization to Effect Subordination. Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 4.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

      Section 4.05. Notice to Trustee. The Company shall give prompt written notice in the form of an Officer's Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 4. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officer's Certificate) or a Representative or a Holder or Holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.01, shall be entitled in all respects to assume that no such facts exist; provided that, if on a date not less than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, Interest, Contingent Interest or Additional Amount, if any, on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

      The Trustee, subject to the provisions of Section 8.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 4, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

      Section 4.06. Trustee's Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article 4 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section
8.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

      With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 8.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 4 or otherwise.

      Section 4.07. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

      Section 4.08. Certain Payments Not Prohibited. (a) For the purposes of this Article 4 only, the issuance and delivery of junior securities upon dissolution, winding-up, liquidation, insolvency or reorganization and the issuance of Common Stock, other securities into which the Notes are then convertible or junior securities upon conversion of Securities in accordance with Article 11 shall not be deemed to constitute a payment or distribution on account of the principal of such Security or interest subject to blockage pursuant to Section 4.02. For the purposes of this Section 4.08, the term "JUNIOR SECURITIES" means (x) shares of any Capital Stock of any class of the Company, or (y) securities of the Company which are subordinated in right of payment to all Senior Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 4 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 11.

      (b) Notwithstanding anything in this Article 4 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 9 prior to commencement of a Payment Blockage Period or commencement of proceedings for dissolution, winding-up, liquidation or reorganization, and any such payment shall not be subject to the provisions of this Article 4.

      Section 4.09. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee;

provided, however, that the first paragraph of Section 4.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

      Section 4.10. Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 4, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                    ARTICLE 5
                                    COVENANTS

      Section 5.01. Payment of Securities. The Company shall make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 11:00 a.m., New York City time, by the Company. The principal amount of, and Interest, Contingent Interest, if any, and Additional Amounts, if any, on the Securities, and the Redemption Price, Repurchase Price and the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date (which, in the case of a Repurchase Price or a Fundamental Change Repurchase Price, shall be on the Business Day immediately following the applicable Repurchase Date or Fundamental Change Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

      Section 5.02. SEC and Other Reports. The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer's Certificates).

      Section 5.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2006) an Officer's Certificate, stating whether or not to the knowledge of the signer thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge and otherwise comply with Section 314(a)(4) of the TIA.

      The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days of any executive officer of the Company becoming aware of any Default or Event of Default in respect of the performance or observance of any covenant or agreement contained in this Indenture or the Securities, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

      Section 5.04. Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      Section 5.05. Maintenance of Office or Agency. The Company shall maintain in the United States of America, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee, as listed in Section 13.02, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America, for such purposes.

      Section 5.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or Holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or Holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or Holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such Holder, as the case may be, to the extent required to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of any such security. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

      Section 5.07. Additional Amounts Notice. In the event that the Company is required to pay Additional Amounts to Holders of Securities pursuant to the Registration Rights Agreement, the Company shall provide written notice ("ADDITIONAL AMOUNTS NOTICE") to the Trustee of its obligation to pay Additional Amounts prior to the required payment date for the Additional Amounts, and the Additional Amounts Notice shall set forth the amount of Additional Amounts to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any Holder of Securities to determine the Additional Amounts, or with respect to the nature, extent or calculation of the amount of Additional Amounts when made, or with respect to the method employed in such calculation of the Additional Amounts.

      Section 5.08. Anti-Layering. The Company may not incur any Indebtedness that is subordinate in right of payment to Senior Indebtedness of the Company unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes. This does not apply to distinctions between categories of Indebtedness that exist by reason of any liens or guarantees securing or in favor of some but not all of such Indebtedness.

                                   ARTICLE 6
                                SUCCESSOR PERSON

      Section 6.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell or lease all or substantially all of its properties and assets to any Person, unless:

            (a) the resulting, surviving or transferee person (the "SUCCESSOR PERSON") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the successor Person (if not the Company) will expressly assume, by indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company or such successor Person under the Securities and this Indenture;

            (b) immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the successor

      Person as a result of such transaction as having been incurred by such successor Person as the time of such transaction), no Default shall have occurred and be continuing; and

            (c) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 6 and that all conditions precedent herein provided relating to such transaction have been satisfied.

      The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 10.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                   ARTICLE 7
                              DEFAULTS AND REMEDIES

      Section 7.01. Events of Default. So long as any Securities are outstanding, each of the following shall be an "EVENT OF DEFAULT":

      (a) the Company defaults in the payment of the principal amount of any Security when due at maturity, redemption, upon repurchase or otherwise, whether or not such payment is prohibited by reason of the subordination provisions in
Article 4;

      (b) the Company defaults in the payment of any Interest, Contingent Interest or Additional Amounts, if any, when due and payable, whether or not such payment is prohibited by reason of the subordination provisions in Article 4, and continuance of such default for a period of 30 days;

      (c) the Company defaults in its obligation to provide timely notice of a Fundamental Change to the Trustee and each Holder as required under Section 3.08(b);

      (d) following the exercise by the Holder of the right to convert a Security in accordance with Article 11 hereof, the Company fails to comply with its obligations to deliver the cash or shares of Common Stock, if any, required to be delivered as part of the applicable Conversion Settlement Distribution on the applicable Conversion Settlement Date and such failure continues for a period of 5 days or more;

      (e) the Company fails to comply with the obligation to repurchase Notes pursuant to Section 3.07 or Section 3.08, whether or not such payment is prohibited by reason of the subordination provisions in Article 13;

      (f) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.01 hereof;

      (g) the Company fails to perform or observe any covenant or warranty in the Securities or this Indenture (other than those referred to in clause (a) through clause (f) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

      (h) the failure by the Company or any Subsidiary to pay Indebtedness within any applicable grace period after final maturity or the Indebtedness is accelerated by the holders of the Indebtedness because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million, and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which Notice of Default has been provided;

      (i) the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Company or any of Subsidiary, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law (any "BANKRUPTCY LAW")or (ii) a decree or order adjudging the Company or any Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or (ii) above is unstayed and in effect for a period of 60 consecutive days; and

      (j) (i) the commencement by the Company or any Subsidiary, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company, to the entry of a decree or order for relief in respect of the Company or any Subsidiary, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (iii) the filing by the Company, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or (v) the making by the Company or any Subsidiary, of a general assignment for the benefit of creditors.

      The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

      For the avoidance of doubt, clauses (g) and (h) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clauses (g) and (h) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT."

      Section 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 7.01(i) or Section 7.01(j) with respect to the Company) occurs and is continuing (the Event of Default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 7.01(i) or Section 7.01(j) with respect to the Company occurs and is continuing, the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences, and thereby waive the Events of Default giving rise to such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except (1) an Event of Default described in clauses (a), (b),
(c), and (d) of Section 7.01 or (2) an Event of Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Securityholder affected. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

      Section 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      Section 7.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive any existing or past Default and its consequences except (1) an Event of Default described in clauses (a), (b), (c), and (d) of Section 7.01 or (2) an Event of Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 7.04 shall be in lieu of
Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 7.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Agreement. Prior to taking any action under this Indenture, the Trustee may require indemnity satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 7.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 7.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities, except in case of a Default due to the non-payment of the principal amount of the Securities, any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, or any accrued and unpaid Additional Amounts, if any, unless:

      (1) the Holder gives to the Trustee written notice stating that a Default is continuing;

      (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

      (3) such Holder or Holders offer reasonable security or indemnity to the Trustee against any costs, liability or expense;

      (4) the Trustee does not comply with the request within 60 days after receipt of such notice and offer of security or indemnity; and

      (5) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

      A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

      Section 7.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment or the right to convert on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

      Section 7.08. Collection Suit by Trustee. If an Event of Default described in Section 7.01 clauses (a) through (f) (other than (b)) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 8.07.

      Section 7.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made

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

any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 8.07) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      The Company agrees not to object to the Trustee participating as a member of any official committee of creditors of the Company as it deems necessary or advisable.

      Section 7.10. Priorities. Any money collected by the Trustee pursuant to this Article 7, and, after an Event of Default, any money or other property distributable in respect of the Company's obligations under this Indenture, shall be paid out in the following order:

            FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 8.07;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

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

            THIRD: the balance, if any, to the Company.

      The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

      Section 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
7.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 7.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      Section 7.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest, any accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 8
                                     TRUSTEE

      Section 8.01. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

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

      (b) Except during the continuance of an Event of Default:

            (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 8.01(b) shall be in lieu of Section 315(a) of the TIA and such
                  Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this Section 8.01(c) does not limit the effect of Section 8.01(b) and 8.01(g);

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

      Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 8.01.

      (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

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

      (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company (provided that any interest earned on money held by the Trustee in trust hereunder shall be the property of the Company).

      (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      Section 8.02. Rights of Trustee. Subject to the provisions of Section
8.01:

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

            (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

            (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture,

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

      unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

            (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to, during regular business hours, examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

            (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

            (k) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

            (l) the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

      Section 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may

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

otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 8.10 and Section 8.11.

      Section 8.04. Trustee's Disclaimer. The Trustee makes no representation as to, and shall have no responsibility for, the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application by the Company of the Securities or of the proceeds from the Securities, it shall not be responsible for the correctness of any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

      Section 8.05. Notice of Defaults. If a Default or Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default or Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default or Event of Default described in clauses (a) and (b) of Section 7.01, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of such Default or Event of Default, which notice specifically references this Indenture and the Securities.

      Section 8.06. Reports by Trustee to Holders. Within 75 days after each December 31 beginning with December 31, 2006, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). Any reports required by this Section 8.06 shall be transmitted by mail to Securityholders pursuant to TIA Section 313(c).

      A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

      Section 8.07. Compensation and Indemnity. The Company agrees:

            (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all

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

      services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, willful misconduct or bad faith; and

            (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price, Interest, Contingent Interest or Additional Amounts, if any, as the case may be, on particular Securities.

      The Company's payment, reimbursement and indemnity obligations pursuant to this Section 8.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason. In addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(i) or Section 7.01(j), the expenses, including the reasonable charges and expenses of its counsel and the compensation for services payable pursuant to Section 8.07(a), are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

      For the purposes of this Section 8.07, the "Trustee" shall include any predecessor Trustee; provided, however, that except as may be otherwise agreed among the parties, the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

      Section 8.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company; provided, however, no such resignation shall be

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

effective until a successor Trustee has accepted its appointment pursuant to this Section 8.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company shall remove the Trustee if:

      (1) the Trustee fails to comply with Section 8.10;

      (2) the Trustee is adjudged bankrupt or insolvent;

      (3) a receiver or public officer takes charge of the Trustee or its property; or

      (4) the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

      If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      So long as no Default or Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date at least 30 days after delivery of such Resolution to the Trustee, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with this Indenture, the Trustee shall be deemed to have resigned as contemplated in this Section 8.08, the successor Trustee shall be deemed to have been accepted as contemplated in this Indenture, all as of such date, and all other provisions of this Indenture shall be applicable to such resignation, appointment and acceptance.

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

      Section 8.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee, subject to Section 8.10 and 8.11.

      Section 8.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or any parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA
Section 310(b).

      Section 8.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 9
                             DISCHARGE OF INDENTURE

      Section 9.01. Discharge of Liability on Securities. When (i) the Company causes to be delivered to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and Opinion of Counsel and at the cost and expense of the Company.

      Section 9.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

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

      Section 9.03. Application of Trust Money. The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 9.01 and shall apply such deposited money and other consideration through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities. Money and other consideration so held in trust is subject to the Trustee's rights under Section 8.07.

                                   ARTICLE 10
                                   AMENDMENTS

      Section 10.01. Without Consent of Holders. The Company and the Trustee may modify or amend this Indenture or the Securities without the consent of any Securityholder to:

            (a) provide for the assumption by a successor Person of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, sale, transfer or lease pursuant to
      Article 6 or Section 11.05 hereof, and otherwise to comply with the provisions of this Indenture relating to consolidations, mergers, and sales of assets;

            (b) to surrender any right or power conferred on the Company by the indenture, to add further covenants, restrictions, conditions, or provisions for the protection of the Holders of all or any Securities, and to make the occurrence, or the occurrence and continuance of, a default in any of such additional covenants, restrictions, conditions, or provisions, a Default or an Event of Default;

            (c) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective or inconsistent with any provision contained in this Indenture or the Securities; to convey, transfer, assign, mortgage, or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of the Securities;

            (d) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (e) to add or change any of the provisions of this Indenture to change or eliminate any restriction on the payment of principal with respect to the Securities so long as any such action does not adversely affect the interests of the Holders of the Securities in any material respect;

            (f) provide for uncertificated Securities in addition to or in place of Certificated Securities; provided, however, that uncertificated Securities

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

      are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that uncertificated Securities are described in
      Section 163(f)(2)(B) of the Code;

            (g) to make any change in the provisions of Article 13 that would limit or terminate the benefits available to any Holder of Senior Indebtedness under such provisions (but only if such Holder of Senior Indebtedness consents to such change);

            (h) add guarantees with respect to the Securities or to secure the Securities;

            (i) evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee in accordance with the terms of this Indenture and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee;

            (j) establish the form of Securities if issued in definitive form (substantially in the form of Exhibit B);

            (k) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

            (l) change the Conversion Rate in accordance with this Indenture; provided, however, that any increase in the Conversion Rate other than pursuant to Article 11 shall not adversely affect the interests of the Holders of Securities (after taking into account U.S. federal income tax and other consequences of such increase);

            (m) to confirm, as necessary, the Indenture and the form or terms of the Notes, to the "Description of the Notes" as set forth in the Offering Memorandum; and

            (n) make any changes or modifications in the Indenture or the Securities; provided, however, that any such change or modification does not, adversely affect the interests of the Holders of Securities in any material respect;

      Section 10.02. With Consent of Holders. Except as provided below in this
Section 10.02 and in Section 10.01, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

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

      Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment, supplement or waiver under this
Section 10.02 may not:

            (a) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section
      10.02 or the consent of whose Holders is required for any waiver provided for in this Indenture.

            (b) alter the manner of calculation or rate of accrual of Interest, Contingent Interest or Additional Amounts, or extend the time for payment of any such amount or the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price of any Security;

            (c) reduce the principal amount of or change the maturity of any Security, or the payment date of any installment of Interest, Contingent Interest or Additional Amounts payable on any Security;

            (d) reduce the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price of, any Security or change the time at which or circumstances under which the Securities may be redeemed or repurchased;

            (e) change the currency of payment of such Securities or Interest, Contingent Interest, Additional Amounts, Redemption Price, Fundamental Change Repurchase Price or Repurchase Price thereon;

            (f) make any change to Article 4 or Section 5.08 that adversely affects the rights of the Holders thereunder;

            (g) modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify or supplement this Indenture or the Securities or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

            (h) adversely impair the right of the Holders of the Securities to convert any Security or reduce the shares of Common Stock or other property receivable upon conversion as provided in Article 11, except as otherwise permitted pursuant to Article 6 or Section 11.05 hereof; or

            (i) impair the right of any Holder to institute suit for the enforcement of any payment of past due amounts with respect to, or conversion of, any Security.

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      It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender of such Holder's Securities will not be rendered invalid by such tender.

      After an amendment under this Section 10.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.02.

      Section 10.03. Compliance With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

      Section 10.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

      For the purposes of this Indenture, the written consent of the Holder of a Global Security shall be deemed to include any consent delivered by an Agent by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC.

      Section 10.05. Notice of Amendments, Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

      Section 10.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 10 if the amendment contained therein does not affect the rights, duties, liabilities or

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immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 8.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

      Section 10.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 11
                                   CONVERSIONS

      Section 11.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 11, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security prior to the close of business on the Business Day immediately preceding Stated Maturity into cash and shares of Common Stock, if any, at the Conversion Rate (the "CONVERSION OBLIGATION") in effect on the date of conversion only as follows:

                  (1) during any fiscal quarter of the Company (a "FISCAL
            QUARTER") commencing after June 30, 2006 (and only during such Fiscal Quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding Fiscal Quarter exceeds 130% of the Conversion Price in effect on such last Trading Day;

                  (2) during the five Business Days immediately following any five consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per $1,000 principal amount of the Securities for each day of such Measurement Period was less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate on each such date; provided, however that a Holder cannot convert any Security in reliance on this provision after June 1, 2021 if on any Trading Day during the Measurement Period the closing price of the Common Stock was between 100% and 130% of the Conversion Price of the Securities. The Conversion Agent will, on the Company's behalf, determine if the Securities are convertible as a result of the Trading Price of the Securities and notify the Company and the Trustee; provided, that the Conversion Agent shall have no obligation to determine the Trading Price of the Securities

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            unless the Company has requested such determination and the Company shall have no obligation to make such request unless requested to do so by a Holder of the Securities in writing. Upon making any such written request, any such requesting Holder shall provide reasonable evidence that (A) such requesting Holder is a Holder of the Securities as of the date of such notice, and (B) the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate. At such time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than or equal to 98% of the product of the Closing Price of the Common Stock and the Conversion Rate;

                  (3) at any time prior to the close of business on the Business
            Day immediately preceding the Redemption Date, if the Company has called the Securities for redemption pursuant to Article 3 hereof, even if the Securities are not otherwise convertible at that time;

                  (4) as provided in clause (b) of this Section 11.01.

      The Company or, at its option, the Conversion Agent on behalf of the Company, shall determine on a daily basis during the time periods specified in
Section 11.01(a)(1) or, following a request by a Holder of Securities in accordance with the procedures specified in Section 11.01(a)(2), whether the Securities shall be convertible as a result of the occurrence of an event specified in such Sections and, if the Securities shall be so convertible, the Company or the Conversion Agent, as applicable, shall promptly deliver to the Trustee and Conversion Agent or the Company, as applicable written notice thereof. Whenever the Securities shall become convertible pursuant to this
Section 11.01 (as determined in accordance with this Section 11.01), the Company or, at the Company's written request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of the event triggering such convertibility in the manner provided in Section 13.02, and the Company shall also promptly disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News and publish such information on the Company's Website or through another public medium the Company may use at that time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

      (b) In the event that:

                  (1) (A) the Company distributes to all or substantially all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the Last Reported Sale Price

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            of the Common Stock on the Trading Day immediately preceding the announcement date for such distribution; or (B) the Company distributes to all or substantially all holders of Common Stock assets (including cash), debt securities or rights or warrants to purchase the Company's securities, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such distribution, then, in either case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such distribution, which shall be not less than 20 Business Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date on which the Company announces that such distribution shall not take place, even if the Securities are not otherwise convertible at such time; provided that no Holder of a Security shall have the right to convert if the Holder may otherwise participate in such distribution without conversion; or

                  (2) a Change of Control occurs pursuant to clause (1) of the definition thereof set forth above or pursuant to clause (3) of the definition thereof set forth above under which the Common Stock is to be converted into cash, securities or other property, in either case regardless of whether a Holder has the right to require the Company to repurchase such Holder's Securities pursuant to Section 3.08, then the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual effective date of such transaction (or, if such transaction also constitutes a Change of Control pursuant to which Holders have a right to require the Company to repurchase the Securities pursuant to Section 3.08, to, but not including, the applicable Fundamental Change Repurchase Date). The Company shall notify Holders and the Trustee at the time the Company publicly announces the Change of Control transaction giving rise to the above conversion right (but in no event less than 15 days prior to the anticipated effective date of such transaction). If the Company engages in any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or is party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets pursuant to which Holders of Common Stock would be entitled to receive cash, securities or other property, then at the effective time of such transaction, to the extent that it constitutes a Change of Control as described in this paragraph above as giving rise to a conversion right, the Conversion Obligation and the Conversion Settlement

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            Distribution shall be based on the applicable Conversion Rate and the kind and amount of cash, securities or other property that a holder of one share of the Common Stock would have received in such transaction (such property, collectively, the "EXCHANGE PROPERTY"). In addition, if a Holder converts Securities following the effective time of any such transaction, any amounts of the Conversion Settlement Distribution to be settled in shares of Common Stock shall be paid in such Exchange Property rather than shares of Common Stock. If the transaction also constitutes a Change of Control, (A) a Holder can require the Company to repurchase all or a portion of its Securities pursuant to Section 3.08 or, (B) if such Holder elects, instead, to convert all or a portion of its Securities, such Holder shall receive Additional Shares upon conversion pursuant to
            Section 11.01(c), in each case, subject to the terms and conditions set forth in each such Section.

      (c) If and only to the extent a Holder timely elects to convert Securities during the period specified in Section 11.01(b)(2) above on or prior to June 6, 2011, and 10% or more of the consideration for the Common Stock in such Change of Control transaction consists of consideration other than common stock traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, the Conversion Rate shall be increased by an additional number of shares of Common Stock (the "ADDITIONAL SHARES") as described below; provided that if the Stock Price paid in connection with such transaction is greater than $80.00 or less than $7.96 (subject in each case to adjustment as described below), no Additional Shares shall be added to the Conversion Rate. Notwithstanding this Section 11.01(c), if the Company elects to adjust the Conversion Rate pursuant to Section 11.01(d), the provisions of Section 11.01(d) shall apply in lieu of the provisions of this
Section 11.01(c). The Company shall notify Holders, at least 15 days prior to the anticipated effective date of such transaction causing any increase of the Conversion Rate pursuant to this Section 11.01(c), whether the Company elects to increase the Conversion Rate as described above or to adjust the Conversion Rate pursuant to Section 11.01(d).

      The number of Additional Shares to be added to the Conversion Rate as described in the immediately preceding paragraph shall be determined by reference to the table attached as Schedule I hereto, based on the effective date of such Change of Control transaction and the Stock Price paid in connection with such transaction; provided that if the Stock Price is between two Stock Price amounts in the table or such effective date is between two effective dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year. The "EFFECTIVE DATE" with respect to a Change of Control transaction means the date that a Change of Control becomes effective.

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      With respect to any Securities tendered for conversion to which Additional
Shares apply, any shares of Common Stock to be delivered upon conversion of such Securities pursuant to Section 11.02 shall be delivered to Holders who elect to convert their Securities on the later of (i) the fifth Business Day following the effective date and (2) the third Business Day following the final day of the Cash Settlement Period.

      The Stock Prices set forth in the first row of the table in Schedule I hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 11.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner as the Conversion Rate as set forth in Section 11.04.

      Notwithstanding the foregoing, in no event shall the total additional number of shares of Common Stock issuable upon conversion of the Securities pursuant to this clause (c) exceed 31.5246 per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 11.04.

      (d) Notwithstanding the provisions of Section 11.01(c), in the case of a Change of Control that would lead to the issuance of Additional Shares as set forth in clause (c) above that is also a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate by Additional Shares as described in Section 11.01(c), elect to adjust the Conversion Rate and the related Conversion Obligation such that from and after the effective date of such Public Acquirer Change of Control, Holders of Securities shall be entitled to convert their Securities (subject to the satisfaction of the conditions to conversion set forth in Section 11.01(a)) into Public Acquirer Common Stock. The Conversion Rate following the effective date of such transaction will be a number of shares of Public Acquirer Common Stock equal to the product of the Conversion Rate in effect immediately before the Public Acquirer Change of Control times the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the effective date of such Public Acquirer Change of Control (the "VALUATION PERIOD"), of:

            (i) the Acquisition Value of our Common Stock on each such Trading Day in the Valuation Period, divided by

            (ii) the Last Reported Sale Price of the Public Acquirer Common Stock on each such Trading Day in the Valuation Period.

      The "ACQUISITION VALUE" of the Common Stock means, for each Trading Day in the Valuation Period, the value of the consideration paid per share of

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Common Stock in connection with such Public Acquirer Change of Control, as follows:

            (i) for any cash, 100% of the face amount of such cash;

            (ii) for any Public Acquirer Common Stock, 100% of the Last Reported Sale Price of such Public Acquirer Common Stock on such trading day; and

            (iii) for any other securities, assets or property, 100% of the fair market value of such security, asset or property on such Trading Day, as determined by three independent nationally recognized investment banks selected by the Company for this purpose.

      "PUBLIC ACQUIRER CHANGE OF CONTROL" means an event constituting a corporate transaction that would otherwise obligate the Company to increase the Conversion Rate as described in Section 11.01(c) and the acquirer, the Person formed by or surviving the merger or consolidation or any entity that is direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of such Person's or acquirer's Voting Stock has a class of common stock traded on a national securities exchange or quoted on a The Nasdaq National Market or which shall be so traded or quoted when issued or exchanged in connection with such Change of Control (the "PUBLIC ACQUIRER COMMON STOCK"); provided, that if there is more than one of such entity, the relevant entity shall be such entity with the most direct beneficial ownership to such acquirer's or Person's Capital Stock.

      Upon a Public Acquirer Change of Control, if the Company so elects, Holders may convert their Securities (subject to the satisfaction of the conditions to conversion set forth in Section 11.01(a)) at the adjusted Conversion Rate described above but shall not be entitled to the increased Conversion Rate described in Section 11.01(c). The Company shall notify Holders of its election in its notice to Holders pursuant to Section 11.01(b)(2) above. Holders may convert their Securities upon a Public Acquirer Change of Control during the period specified in Section 11.01(b)(2). In addition, Holders can also, subject to certain conditions, require the Company to repurchase all or a portion of their Securities as described in Section 3.08.

      After any adjustment of the Conversion Rate in connection with a Public Acquirer Change of Control, the Conversion Rate shall be subject to further similar adjustments in the event that any of the events described in Section
11.04 occur thereafter.

      The Company may only make such election if such public acquirer is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and if the Company and such public acquirer executes a supplemental indenture whereby the public acquirer agrees to comply with the

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obligations of the Company under the Securities and the Indenture applicable to such public acquirer or any securities thereof that may be issuable upon conversion of the Securities.

      Section 11.02. Conversion Procedure; Conversion Rate; Fractional Shares.
(a) Subject to Section 11.01 and the Company's rights under Section 11.03, each Security shall be convertible at the office of the Conversion Agent into a combination of cash and fully paid and nonassessable shares (calculated to the nearest 1/10,000th of a share) of Common Stock, if any at a rate (the "CONVERSION RATE") equal to, initially, 94.1035 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in Section 11.04 hereof, but shall not be adjusted for any accrued and unpaid Interest, Contingent Interest, or Additional Amounts, if any. Upon conversion, no payment shall be made by the Company with respect to any accrued and unpaid Interest, including Contingent Interest, if any. Instead, such amount shall be deemed paid by the applicable Conversion Settlement Distribution delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock with a record date prior to the Conversion Date. Notwithstanding the foregoing, upon conversion, a Holder shall receive any accrued and unpaid Additional Amounts to the Conversion Date. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 11.03 hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Last Reported Sale Price of the Common Stock on the Trading Day prior to the Conversion Date.

      (b) Before any Holder of a Security shall be entitled to convert the same into a combination of cash and Common Stock, if any, such Holder shall (1) in the case of Global Securities, comply with the procedures of the Depositary in effect at that time for converting a beneficial interest in a Global Security, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and
(2) give written notice to the Company in the form on the reverse of such Certificated Security (the "CONVERSION NOTICE") at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock included in the Conversion Settlement Distribution, if any, to be registered.

      Before any such conversion, a Holder also shall pay all taxes or duties, if any, as provided in Section 11.06 and any amount payable pursuant to Section 11.02(g).

      If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock, if any, that shall be deliverable upon conversion as part of the Conversion Settlement Distribution shall

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be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

      (c) A Security shall be deemed to have been converted as of the close of business on the date (the "CONVERSION DATE") that the Holder has complied with
Section 11.02(b).

      (d) The Company shall, on the Conversion Settlement Date, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled) of the Conversion Obligation determined pursuant to Section 11.03 to the Holder of a Security surrendered for conversion, or such Holder's nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Obligation. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register, and the Person or Persons entitled to receive the Common Stock as part of the applicable Conversion Settlement Distribution upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Settlement Date.

      (e) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 11.06 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

      (f) By delivering the combination of cash and shares of Common Stock, if any, together with a cash payment in lieu of any fractional shares to the Conversion Agent or to the Holder or such Holder's nominee or nominees, the Company shall have satisfied in full its Conversion Obligation with respect to such Security, and upon such delivery, accrued and unpaid Interest, if any, and Contingent Interest, if any, with respect to such Security shall be deemed to be paid in full rather than canceled, extinguished or forfeited, and such amounts shall no longer accrue.

      (g) If a Securityholder delivers a Conversion Notice after the Interest Record Date for a payment of Interest (including Contingent Interest, if any) but prior to the corresponding Interest Payment Date, such Securityholder must pay to the Company, at the time such Securityholder surrenders Securities for conversion, an amount equal to the Interest (including Contingent Interest, if any, and excluding, for the avoidance of doubt, Additional Amounts, if any), that has

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accrued and shall be paid on the related Interest Payment Date. The preceding sentence shall not apply if (1) the Company has specified a Redemption Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date, (2) the Company has specified a Fundamental Change Repurchase Date during such period referred to in clause (1) of this paragraph or (3) to the extent of Overdue Interest, if any overdue Interest exists at the time of conversion with respect to the Securities converted.

      Section 11.03. Payment Upon Conversion. (a) Upon conversion of Securities, the Company shall deliver to Holders surrendering Securities for conversion, for each $1,000 principal amount of Securities, a settlement amount (the "CONVERSION SETTLEMENT DISTRIBUTION") on the Conversion Settlement Date consisting of:

            (i) cash amount (the "CASH AMOUNT") equal to the lesser of $1,000 and the Conversion Value; and

            (ii) to the extent the Conversion Value exceeds $1,000, (x) a number of shares of Common Stock equal to the sum of, for each day of the Cash Settlement Period described below, the greater of:

                        (A) zero and

                        (B) the quotient of

                              (1) 5% of the difference between (x) the product
                        of the Conversion Rate (plus any Additional Shares as described under Section 11.01(c))and the Last Reported Sale Price of the Common Stock on such date, and (y) $1,000, divided by

                              (2) the Last Reported Sale Price of the Common
                        Stock for such day, or

            (y) if the Company so elects, cash equal to the difference (such difference, the "NET SHARE AMOUNT") between the Conversion Value and $1,000 or

            (z) if the Company so elects, a combination of cash and shares of Common Stock with a value equal to the difference between the Conversion Value and $1,000, such amount to be determined as set out below.

      The Company may elect to pay cash to Holders of Securities surrendered for conversion in lieu of all or a portion of the net shares of Common Stock issuable upon conversion of such Securities only if payment of such cash would not be prohibited by the terms of the Company's other Indebtedness. If the Company does so elect to pay cash, the Company will notify Holders though the Trustee of

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the dollar amount to be satisfied in cash (either 100% or a fixed dollar amount will be paid (the "SPECIFIED CASH AMOUNT")) at any time on or before the date that is two Business Days following the Conversion Date.

      If the Company elects to satisfy some but not all of the net share amount for any conversion in cash as set out in clause (ii)(z) above, (a) the Company will pay to converting Holders cash in an amount equal to the lesser of (x) the net share amount for such conversion and (y) the specified cash amount, and (b) the Company will deliver to converting holders a number of shares of Common Stock equal to the greater of (i) zero and (ii) the number of shares to which such Holder would be entitled under clause (ii)(x), but replacing "$1,000" in clause (ii)(x)(B)(l)(y) with "$1,000 plus the specified cash amount".

      The "CONVERSION VALUE" means the product of (1) the Conversion Rate in effect (plus any Additional Shares as described under Section 11.01(c)) and (2) the average of the Last Reported Sale Prices of the Common Stock for the Trading Days during the Cash Settlement Period.

      The "CASH SETTLEMENT PERIOD" with respect to any Securities converted means the 20 consecutive Trading Days beginning on the second Trading Day after the Conversion Date for those Securities except in circumstances where conversion occurs within 20 days leading up to the Stated Maturity or a specified Redemption Date, in which case the Cash Settlement Period will be the 20 consecutive Trading Days beginning on the second Trading Day following the Stated Maturity or the Redemption Date, as the case may be. In addition, if the Company chooses to settle all or any portion of the net shares in cash in conjunction with conversion within 20 days leading up to the Stated Maturity or a specified Redemption Date, the Company will send, on or prior to the Stated Maturity or the specified Redemption Date, as the case may be, a single notice to the Trustee of the net shares to be satisfied in cash.

      (b) If a Holder tenders Securities for conversion and the Conversion Value is being determined at a time when the Securities are convertible into Exchange Property, the Conversion Value of each Security shall be determined based on the kind and amount of such Exchange Property and the value thereof during the Cash Settlement Period. Settlement of Securities tendered for conversion after the effective date of any transaction giving rise to Exchange Property shall be as set forth above.

      For the purposes of this Section, the Last Reported Sale Price of the Common Stock shall be deemed to equal the sum of (A) 100% of the value of any Exchange Property consisting of cash received per share of Common Stock, (B) the Last Reported Sale Price of any Exchange Property received per share of Common Stock consisting of securities that are traded on a U.S. national securities exchange or approved for quotation on The Nasdaq National Market and (3) the Fair Market Value of any other Exchange Property received per share, as determined by three

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independent nationally recognized investment banks selected by the Company for this purpose. Settlement (in cash and/or shares) will occur on the third Business Day following the final day of such Cash Settlement Period.

      Section 11.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time, without duplication, by the Company in accordance with this Section 11.04:

      (a) In case the Company shall hereafter pay a dividend or make a distribution to all or substantially all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

            (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (B) the total number of shares of Common Stock constituting the dividend or distribution; and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 11.04 is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (b) In case the Company shall issue rights, warrants or options (other than pursuant to any dividend reinvestment or share repurchase plans) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 60 days after the date of such distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

            (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus (B) the total number of additional shares of Common Stock offered for subscription or purchase, and

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            (ii) the denominator of which is the sum of (A) the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus (B) the total number of additional shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock offered for subscription or purchase would purchase at the Current Market Price of the Common Stock on such date.

      Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in Section 11.04(b) and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 11.04(a)) (any of the foregoing hereinafter in this Section 11.04(d) called the "DISTRIBUTED ASSETS"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by

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

multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

            (i) the numerator of which shall be the Current Market Price per share of the Common Stock on such Record Date; and

            (ii) the denominator of which shall be the Current Market Price per share of the Common Stock less the Fair Market Value (as determined by the Board of Directors and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event (1) the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date or
(2) the Current Market Price of Common Stock on the Record Date exceeds the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets such Holder would have received had such Holder converted each Security on the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 11.04(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

      Rights or warrants distributed by the Company to all holders of Common Stock entitling the Holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.04 (and no adjustment to the Conversion Rate under this Section 11.04 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.04. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to

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

purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

      No adjustment of the Conversion Rate shall be made pursuant to this
Section 11.04(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of Securities upon conversion by such Holders of Securities to Common Stock.

      For purposes of this Section 11.04(d) and Section 11.04(a) and (b), any dividend or distribution to which this Section 11.04(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 11.04(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 11.04(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Section 11.04(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 11.04(a).

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

      If any Distributed Assets requiring any adjustment pursuant to this
Section 11.04(d) consists of the Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company which are or in connection with such distribution will be listed or quoted for trading on a U.S. national securities exchange or The Nasdaq National Market, the Conversion Rate in effect immediately before the close of business on the Record Date fixed for determination of stockholders entitled to receive the distribution shall instead be increased by multiplying the Conversion Rate then in effect by a fraction,
(A) the numerator of which is the sum of (1) the average of the Last Reported Sale Prices of such distributed security for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date on The Nasdaq National Market or such other national or regional exchange or market on which such securities are then listed or quoted plus (2) the average of the Closing Prices of the Common Stock over the same Trading Day period and (B) the denominator of which is such average of the Last Reported Sale Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date on The Nasdaq National Market or such other national or regional exchange or market on which the securities are then listed or quoted.

      (e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such cash dividend by a fraction,

            (i) the numerator of which shall be the Current Market Price of the Common Stock on such Record Date, and

            (ii) the denominator of which shall be such Current Market Price of the Common Stock minus the amount per share of such dividend or the amount of cash so distributed applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following such Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security on such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

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

      (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of the Common Stock on the first Trading Day after the Expiration Time, and

            (ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Last Reported Sale Price of the Common Stock on the first Trading Day after the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

      (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "OFFER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) exceeds the Last Reported Sale Price of the Common

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

Stock on the first Trading Day after the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Last Reported Sale Price of the Common Stock on the first Trading Day after the Offer Expiration Time, and

            (ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any Accepted Purchase Shares) at the Offer Expiration Time multiplied by the Last Reported Sale Price of the Common Stock on the first Trading Day after the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 11.04(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 11.05.

      (h) The Company may make such increases in the Conversion Rate, in addition to those required by this Section 11.04, as the Board of Directors considers to be advisable to avoid or diminish any U.S. federal income tax to holders of Common Stock resulting from any stock distribution; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account U.S. federal income tax and other consequences of such increase).

      To the extent permitted by applicable law and the listing requirements of the Nasdaq National Market or any national securities exchange on which the Common Stock is then listed, the Company from time to time may increase the

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

Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it shall be in effect.

      (i) All calculations under this Article 11 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half-cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding the foregoing, no adjustment need be made for:

            (i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan,

            (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries,

            (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued,

            (iv) a change in the par value of the Common Stock, or

            (v) accrued and unpaid Interest, including Contingent Interest or Additional Amounts, if any.

      (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer's Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer's Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at his last address appearing on

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

the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

      (k) In any case in which this Section 11.04 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 11.04(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 11.04(b), (4) the effective date of any subdivision or combination of Common Stock, (5) the Expiration Time for any tender or exchange offer pursuant to Section 11.04(f), or (6) the Offer Expiration Time for a tender offer or exchange offer pursuant to Section 11.04(g) (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 11.04(a). For purposes of this Section 11.04(k), the term "ADJUSTMENT EVENT" shall mean:

            (i) in any case referred to in clause (1) hereof, the occurrence of such event,

            (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

            (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants,

            (iv) in any case referred to in clause (4) hereof, the date of such subdivision or combination, and

            (v) in any case referred to in clause (5) or clause (6) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

      (l) For purposes of this Section 11.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

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

      Section 11.05. Effect of Reclassification, Consolidation, Merger or Sale.
(a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 11.04(c) applies or a change in par value) as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for Common Stock, (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
11. If, in the case of any such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, the Exchange Property receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

      (b) The Conversion Obligation with respect to each $1,000 principal amount of Securities converted following the effective date of any such transaction, shall be calculated (as provided in clause (c) below) based on the Exchange Property. In the event holders of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Company shall make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration, consistent with election rights and restrictions applicable to holders of Common Stock, into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such transaction (subject to the Company's ability to settle the conversion obligation, entirely in cash as set forth in
Section 11.03). Such determination shall be subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the considerable payable in such event and shall be conducted in such a manner as to be completed by the date which is the latest of
(a) the deadline for elections to be made by holders of the Common Stock in connection with such transaction, and (b) two Trading Days prior to the anticipated effective date of such event. The

Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities by issuing a press release and providing a copy of such notice to the Trustee. The Company shall not become a party to any such transaction unless its terms are consistent with the proceeding. However, if the transaction described above also constitutes a Public Acquirer Change of Control, then the Company may in certain circumstances elect to change the conversion right in the manner described in Section 11.01(c) in lieu of changing the conversion right in the manner described in this Section 11.05(b).

      (c) The Conversion Obligation in respect of any Securities converted following the effective date of any such transaction shall be computed in the same manner as set forth in Section 11.03(a) except that if the Securities become convertible into Exchange Property, the Last Reported Sale Price of the Common Stock shall be deemed to equal the sum of (A) 100% of the value of any Exchange Property consisting of cash received per share of Common Stock, (B) the Last Reported Sale Price of any Exchange Property received per share of Common Stock consisting of securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market and (C) the Fair Market Value of any other Exchange Property received per share, as determined by three independent nationally recognized investment banks selected by the Company for this purpose. Settlement (in cash and/or shares) shall occur on the third Business Day following the final day of such Cash Settlement Period, provided that any amount of the Conversion Settlement Distribution to be delivered in shares of Common Stock shall be paid in Exchange Property rather than shares of Common Stock. If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the proportion that the value of the Exchange Property (as calculated pursuant to Section 11.03) of such kind bears to the value of all such Exchange Property. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a Holder of Securities being converted, the Company shall deliver cash in lieu of such fractional share or unit based on the value of the Exchange Property.

      (d) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at its address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      (e) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory share exchanges, combinations, sales and conveyances.

      If this Section 11.05 applies to any event or occurrence, Section 11.04 shall not apply.

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

      Section 11.06. Taxes on Shares Issued. The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof, except for applicable withholding, if any. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Section 11.07. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements. (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock for the conversion of the Securities from time to time as such Securities are presented for conversion.

      (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

      (c) (i) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities shall upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

            (ii) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

      Section 11.08. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this
Article 11. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such
Section 11.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

      Section 11.09. Notice to Holders Prior to Certain Actions. In case:

      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 11.04; or

      (b) the Company shall authorize the granting to the holders of all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 11.04(b); or

      (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the register provided for in
Section 2.03 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or warrants, or, if a record is not to be taken, the date as of which the Holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

      Section 11.10. Shareholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, a Holder who converts Securities shall receive, in addition to the Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all Holders of Common Stock, shares of the Company's Capital Stock, evidences of indebtedness or assets as described in Section 11.04(d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable shareholder rights plan to provide that upon conversion of the Securities the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable shareholder rights agreement.

      Section 11.11. Unconditional Right of Holders to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 11 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                                   ARTICLE 12
                               CONTINGENT INTEREST

      Section 12.01. Contingent Interest. (a) The Company shall pay Contingent Interest with respect to the Securities for any Contingent Interest Period if the average Trading Price of Securities for the five consecutive Trading Days ending on the third Trading Day immediately preceding the first day of the relevant

Contingent Interest Period equals or exceeds 120% of the principal amount of such Securities.

      (b) The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.25% per annum calculated on the average Trading Price of $1,000 principal amount of Securities during the relevant five Trading Day period used to determine whether Contingent Interest must be paid.

      (c) The Company shall be responsible for calculating the amounts of Contingent Interest, if any, accrued on the Securities. The Company shall make any such calculations using the Trading Price provided by the Bid Solicitation Agent. The Bid Solicitation Agent or the Trustee shall be entitled in their sole discretion to consult with the Company and to request the assistance of the Company in connection with the Bid Solicitation Agent's or Trustee's duties pursuant to this Article 12, and the Company agrees, if requested by the Bid Solicitation Agent or by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Article 12.

      Section 12.02. Payment of Contingent Interest. Payments of Contingent Interest shall be made in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of Interest.

      Section 12.03. Contingent Interest Notification. By the first Business Day of a Contingent Interest Period for which Contingent Interest shall be payable, the Company shall disseminate a press release containing this information or publish the information on its Website or through such other public medium as it may use at that time.

                                   ARTICLE 13
                                  MISCELLANEOUS

      Section 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      Section 13.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers:

      if to the Company:

      CBIZ, Inc.
      6050 Oak Tree Boulevard South
      Cleveland, Ohio 44131
      Attn: General Counsel
      Facsimile: (216) 447-9007

      if to the Trustee:

      U.S. Bank National Association
      Corporate Trust Services, 1350 Euclid Avenue,
      CN-OH-RN11
      Cleveland, Ohio 44115
      Attn: Holly H. Pattison
      Fax: (216) 623-9202

      The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication given to a Securityholder shall be delivered to the Securityholder, in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee; provided, however, that no notice to the Trustee shall be deemed to be duly given unless and until the Trustee actually receives same at the address given above.

      If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

      Section 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

      Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate of opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Section 13.05. Statements Required in Certificate or Opinion. Each Officer's Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that each person making such Officer's Certificate or Opinion of Counsel has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

            (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

      Section 13.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 13.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

      Section 13.08. Legal Holidays. A "LEGAL HOLIDAY" is any day other than a Business Day. If any specified date (including a date for giving notice) is a legal holiday, the action shall be taken on the next succeeding day that is not a legal holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue with respect to such payment for the intervening period.

      Section 13.09. Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

      Section 13.10. No Recourse Against Others. A director, officer, incorporator, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

      Section 13.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

      Section 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      Section 13.13. Execution in Counterparts. This Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier shall be as effective as delivery of a manually executed counterpart of this Indenture.

      Section 13.14. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder (and, pursuant to Article 4, the holders of Senior Indebtedness and Designated Senior Indebtedness) and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      Section 13.15. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      Section 13.16. Calculations in Respect of Securities. The Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the amounts of Interest, Contingent Interest and Additional Amounts, if any, accrued on the Securities. The Company shall make all calculations in good faith. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities. The Company or its agents shall be required to deliver to the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and the Conversion Agent shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder upon the request of such Holder.

      Section 13.17. Table of Contents, Cross-Reference Sheet and Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        CBIZ, INC.

                                        By: /s/ Jerome P. Grisko, Jr.
                                            ------------------------------------
                                            Name:  Jerome P. Grisko, Jr.
                                            Title: President and Chief
                                                   Operating Officer

                                        U.S. BANK NATIONAL ASSOCIATION, as
                                            Trustee

                                        By: /s/ Holly H. Pattison
                                            ------------------------------------
                                            Name:  Holly H. Pattison
                                            Title: Vice President

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

      NEITHER THIS SECURITY NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO CBIZ, INC. (THE

"ISSUER"), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION);

      The foregoing legend may be removed from this Security upon the earlier of the Resale Restriction Termination Date or the transfer of the Securities pursuant to clause 2(C) or 2(D) above.

      THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CBIZ, INC., 6050 OAK TREE BOULEVARD SOUTH, SUITE 500, CLEVELAND, OHIO 44131,
ATTENTION: GENERAL COUNSEL.

      Pursuant to Section 2.15 of the Indenture, the foregoing Legend is required for U.S. Federal income tax purposes.

                                   CBIZ, INC.

      3.125% Convertible Senior Subordinated Notes due 2026

CUSIP: [  ]
ISSUE DATE: May 30, 2006                Principal Amount:  $_____________
No. R-1

      CBIZ, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of ________________, on June 1, 2026.

      Interest Rate: 3.125% per year.

      Interest Payment Dates: June 1 and December 1 of each year, commencing December 1, 2006.

      Interest Record Date: May 15 and November 15 of each year.

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [  ], 2006                       CBIZ, INC.

                                        By: ____________________________________
                                        Name:
                                        Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By__________________________________
Authorized Officer

Dated: [      ], 2006

                      [FORM OF REVERSE OF GLOBAL SECURITY]

              3.125% Convertible Senior Subordinated Notes due 2026

      This Security is one of a duly authorized issue of 3.125% Convertible Senior Subordinated Notes due 2026 (the "SECURITIES") of CBIZ, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of May 30, 2006 (the "INDENTURE"), between the Company and U.S. Bank National Association, as trustee (the "TRUSTEE"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.    INTEREST.

      The Securities shall bear Interest on the principal amount thereof at a rate of 3.125% per year. The Company shall pay Contingent Interest, if any, as set forth in the Indenture and in Section 3 hereof. The Company shall also pay Additional Amounts, if any, as set forth in Section 5.07 of the Indenture and the Registration Rights Agreement.

      Interest shall be payable semi-annually in arrears on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30 day months.

      The Company shall pay Interest to the Securityholder of record on the Interest Record Date even if the Company elects to redeem or Securityholders elect to require the Company to repurchase, the Securities on a date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date. In that instance, the Company shall pay accrued and unpaid Interest on the Securities being redeemed to, but not including, the Redemption Date, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to the Securityholder of record on the Interest Record Date.

      If the principal amount of any Security, or any accrued and unpaid Interest, Contingent Interest, if any, or Additional Amounts, if any, are not paid when due (whether upon acceleration pursuant to Section 7.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to
Section 5 hereof, upon the date set for payment of the Repurchase Price or Fundamental

Change Repurchase Price pursuant to Section 6 hereof, upon the Stated Maturity of the Securities, upon the Interest Payment Dates or upon the Additional Amounts Payment Dates as defined in the Registration Rights Agreement), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 3.125% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.

2.    METHOD OF PAYMENT.

      Except as provided below, the Company shall pay Interest, Contingent Interest, if any, and Additional Amounts, if any, on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Security having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds if requested in writing by the Holder of any such Security as least five business days prior to the relevant Interest Payment Date.

      At Stated Maturity, the Company shall pay Interest on Certificated Securities at the Company's office or agency maintained for that purpose, which initially shall be the office or agency of the Trustee located at 60 Livingston Avenue, St. Paul MN 55107.

      Subject to the terms and conditions of the Indenture, the Company shall make payments in cash in respect of Redemption Prices, Repurchase Prices, Fundamental Change Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.    CONTINGENT INTEREST

      The Company shall pay Contingent Interest under the circumstances and in the amounts described in Article 12 of the Indenture. Such Contingent Interest, if any, shall be payable in the same manner, at the same time, and subject to the same restrictions, including those restrictions in respect of accrued and unpaid interest on any Securities that are submitted for conversion, as payments of Interest.

4.    INDENTURE.

      The Securities are general unsecured obligations of the Company limited to $85,000,000 aggregate principal amount (or, to the extent the Initial Purchaser exercise its over-allotment option, $100,000,000). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.    REDEMPTION AT THE OPTION OF THE COMPANY.

      No sinking fund is provided for the Securities. The Securities are redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on or after June 6, 2011 upon not less than 30 nor more than 60 days' notice by mail for a redemption price (the "REDEMPTION PRICE") equal to the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Additional Amounts, if any, on those Securities up to, but not including, the Redemption Date.

      In no event shall any Security be redeemable before June 6, 2011.

6.    PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase for cash, at the option of any Holder, all or any portion of the Securities held by such Holder on June 1, 2011, June 1, 2016 and June 1, 2021 in integral multiples of $1,000 at a Repurchase Price equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Additional Amounts, if any, on those Securities up to, but not including, the Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

      At the option of any Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase for cash the Securities held by such Holder after the occurrence of a Fundamental Change for a Fundamental Change Repurchase Price equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and Additional Amounts, if any, on those Securities up to, but not including, the Fundamental Change Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture at any time on or prior to the close of business on the Fundamental Change Repurchase Date and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

      Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the

Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent, prior to or on the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, Interest, Contingent Interest, if any, and Additional Amounts, if any, shall cease to accrue on such Securities (or portions thereof) on and following such Repurchase Date or Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price upon surrender of such Security.

7.    NOTICE OF REDEMPTION.

      Notice of redemption pursuant to Section 6.01 of this Security shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, Interest, Contingent Interest, if any, and Additional Amounts, if any, shall cease to accrue on such Securities or portions thereof on and following such Redemption Date, and the Holder thereof shall have no other rights as such other than the right to receive the Redemption Price under surrender of such Security. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.    CONVERSION.

      Subject to the occurrence of certain events and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 11.01 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000), into cash or a combination of cash and fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect at the time of conversion.

      The Company shall notify Holders of any event triggering the right to convert the Securities as specified in the Indenture.

      A Security in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Repurchase Notice or Fundamental Change Repurchase

Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 94.1035 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any or accrued and unpaid Additional Amounts, if any. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest and accrued and unpaid Contingent Interest, if any. Instead, such amount shall be deemed paid by the cash and shares of Common Stock, if any, delivered upon conversion of any Security. A Holder shall receive, however, accrued and unpaid Additional Amounts, if any. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.

      In addition, following certain corporate transactions as set forth in
Section 11.01(b) of the Indenture that occur prior to June 6, 2011 and that also constitute a Change of Control, a Holder who elects to convert its Securities in connection with such corporate transaction shall be entitled to receive Additional Shares of Common Stock upon conversion (subject to the Company's ability to settle the conversion entirely in cash as set forth in the Indenture). Notwithstanding the previous sentence, in the case of a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate by Additional Shares, elect to adjust the Conversion Rate and Conversion Obligation such that from and after the effective date of such Public Acquirer Change of Control, Holders of the Securities shall be entitled to convert their Securities into a number of shares of Public Acquirer Common Stock, as determined pursuant to Section 11.01(d) of the Indenture.

      To surrender a Security for conversion, a Holder must (1) complete and manually sign the Conversion Notice attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required by
Section 11.02(g) of the Indenture, pay Interest and Contingent Interest and (5) pay any transfer or similar tax, if required.

      No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

      If the Company engages in any reclassification of the Common Stock, (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or is party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets, and as a result of any such event the Holders of Common Stock would be entitled to receive Exchange Property for their Common Stock, upon conversion of the Securities after the effective date of such event, the Conversion Obligation and the Conversion Settlement Distribution shall be based on the applicable Conversion Rate and the Exchange Property, in each case in accordance with the Indenture.

9.    PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

      Initially, the Trustee shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

10.   DENOMINATIONS; TRANSFER; EXCHANGE.

      The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).

11.   PERSONS DEEMED OWNERS.

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.   UNCLAIMED MONEY OR SECURITIES.

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.   AMENDMENT; WAIVER.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities in certain respects.

14.   DEFAULTS AND REMEDIES.

      If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Additional Amounts, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15.   SUBORDINATION.

      This Note is subordinated as set forth in the Indenture to all Obligations in respect of Senior Indebtedness (including all interest accrued or accruing on Senior Indebtedness after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Indebtedness).

16.   TRUSTEE DEALINGS WITH THE COMPANY.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.   CALCULATIONS IN RESPECT OF SECURITIES.

      The Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the amounts of Contingent Interest and Additional Amounts, if any, accrued on the Securities. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

18.   U.S. FEDERAL INCOME TAX TREATMENT.

      For purposes of Sections 1272, 1273 and 1275 of the Code, this Security is being issued with Tax Original Issue Discount and the issue date of this Security is May 30, 2006. In addition, this Security is subject to the Treasury regulations governing contingent payment debt instruments. For purposes of Sections 1272, 1273 and 1275 of the Code, the comparable yield of this Security is 9.0%, compounded semi-annually (which shall be treated as the yield to maturity for U.S. federal income tax purposes).

      The Company and each Holder, by acquiring a beneficial interest in a Security, agree (i) to treat the Security as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments (the "contingent debt regulations"), (ii) that each Holder shall be bound by the Company's application of the contingent debt regulations to the Security, including the Company's determination of the "comparable yield" and "projected payment schedule" within the meaning of the contingent debt regulations, (iii) to treat the cash and the fair market value of any Common Stock received upon the conversion of the Security as a contingent payment for purposes of the contingent debt regulations, (iv) to accrue interest with respect to the outstanding Security as Tax Original Discount according to the "noncontingent bond method" set forth in the contingent debt regulations, u the comparable yield of 9.0% compounded semi-annually and (v) that the Company and each Holder will not take any position on any U.S. federal income tax return that is inconsistent with (i), (ii), (iii) or (iv) unless required by applicable law. The Company agrees to provide promptly to the Holder of this Security, upon written request, the issue price, amount of Tax Original Issue Discount, issue date, yield to maturity, comparable yield and projected payment schedule. Any such written request should be sent to the Company at the following address:
CBIZ, Inc., 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131,
Attention: General Counsel.

19.   NO RECOURSE AGAINST OTHERS.

      A director, officer, incorporator, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.   AUTHENTICATION.

      This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

21.   ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.   GOVERNING LAW.

      THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

23.   COPY OF INDENTURE.

      The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            CBIZ, Inc.
            6050 Oak Tree Boulevard South, Suite 500
            Cleveland, Ohio  44131
            Attn: General Counsel
            Facsimile No.: (216) 447-9007

24.   REGISTRATION RIGHTS.

      The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated May 30, 2006, between the Company and Banc of America Securities LLC, as representative of the initial purchasers, including the right to receive Additional Amounts upon a Registration Default (as defined in such agreement). The Company shall make payments of Additional Amounts on the Additional Amounts Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

ASSIGNMENT FORM                            CONVERSION NOTICE
--------------------------------------     -------------------------------------
To assign this Security, fill in the       To convert this Security, check the
form below:                                box [   ]

I or we assign and transfer this           To convert only part of this
Security to                                Security, state the principal amount
____________________________________       to be converted (which must be
_________________________________          $1,000 or an integral multiple of
(Insert assignee's soc. sec. or tax ID     $1,000):
no.)
_________________________________          If you want the stock certificate
_________________________________          made out in another person's name
_________________________________          fill in the form below:
(Print or type assignee's name,            ___________________________________
address and zip code)                      ___________________________________
                                           (Insert the other person's soc. sec.
and irrevocably appoint                    tax ID no.)
                                           ___________________________________
____________________ agent to              ___________________________________
transfer this Security on the books of     ___________________________________
the Company.  The agent may                ___________________________________
substitute another to act for him.         ___________________________________
                                           (Print or type other person's name,
                                           address and zip code)

Date:  __________ Your Signature:  _____________________________________________

________________________________________________________________________________

      (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

______________________________________

Participant in a Recognized Signature

Guarantee Medallion Program

By:___________________________________
         Authorized Signatory

                       SCHEDULE OF INCREASES AND DECREASES
                               OF GLOBAL SECURITY

Initial Principal Amount of Global Security: __________ ($__________).

       Amount of    Amount of     Principal
      Increase in  Decrease in    Amount of
       Principal    Principal      Global       Notation by
       Amount of    Amount of   Security After  Registrar or
        Global       Global       Increase or     Security
Date   Security     Security       Decrease      Custodian
----  -----------  -----------  --------------  ------------
----  -----------  -----------  --------------  ------------

----  -----------  -----------  --------------  ------------

----  -----------  -----------  --------------  ------------

----  -----------  -----------  --------------  ------------

----  -----------  -----------  --------------  ------------

----  -----------  -----------  --------------  ------------

                                                                       EXHIBIT B

                     [FORM OF FACE OF CERTIFICATED SECURITY]

NEITHER THIS SECURITY NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO CBIZ, INC. (THE "ISSUER"), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION);

      The foregoing legend may be removed from this Security upon the earlier of the Resale Restriction Termination Date or the transfer of the Securities pursuant to clause 2(C) or 2(D) above.

      THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CBIZ, INC., 6050 OAK TREE BOULEVARD SOUTH, SUITE 500, CLEVELAND, OHIO 44131,
ATTENTION: GENERAL COUNSEL.

      Pursuant to Section 2.14 of the Indenture, the foregoing legend is required for U.S. federal income tax purposes.

                                   CBIZ, INC.

              3.125% Convertible Senior Subordinated Notes due 2026

CUSIP: ___________
ISSUE DATE: May 30, 2006       Principal Amount: $ [ ]
No. R-1

      CBIZ, INC., a Delaware corporation, promises to pay to __________ or registered assigns, the principal amount of _____________________, on June 1, 2026.

      Interest Rate: 3.125% per year.

      Interest Payment Dates: December 1 and June 1 of each year, commencing December 1, 2006.

      Interest Record Date: November 15 and May 15 of each year.

      Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [____]                                CBIZ, INC.

                                             By:
                                                 -------------------------------
                                             Title:
                                                   -----------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

____________________________________
U.S. Bank National Association
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By
  -----------------------------------
         Authorized Signatory

Dated:  [__]

      [FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A]

                                                                       EXHIBIT C

                                   CBIZ, INC.

              3.125% Convertible Senior Subordinated Notes due 2026

                              Transfer Certificate

      In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "SECURITIES ACT") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "SURRENDERED SECURITIES") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "TRANSFER"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

      [_] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

      [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

      [_] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

      [_] The transfer of the Surrendered Securities is pursuant to Rule 144 under the Securities Act and each of the conditions set forth in such rule have been met;

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "AFFILIATE").

      [_]   The transferee is an Affiliate of the Company.

DATE:
                                             -----------------------------------
                                                     Signature(s)

      (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

----------------------------------------
Participant in a Recognized Signature

Name:

Address:

Tax I.D.:

                                                                       EXHIBIT D

                                   CBIZ, INC.
                              NOTICE OF REDEMPTION

[DATE]

To the Holders of the 3.125% Convertible Senior Subordinated Notes due 2026 issued by CBIZ, Inc.:

      CBIZ, Inc. (the "Issuer") by this written notice hereby exercises, pursuant to Section 3.01 of that certain Indenture (the "Indenture"), dated as of May 30, 2006, between the Issuer and U.S. Bank National Association, its right to redeem $[_________] of its 3.125% Convertible Senior Subordinated Notes due 2026 (the "Securities"). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1. Redemption Date: [_______ _, ____]

2. Redemption Price: $[______]

3. Conversion Rate: Each $1,000 principal amount of the Securities is convertible at your option into cash and Common Stock, if any, at a rate of [insert number of shares] shares of the Issuer's common stock, par value $0.01 per share (the "Common Stock"), subject to adjustment, during the period described below.

4. Paying Agent and Conversion Agent: [NAME] [ADDRESS]

5. The Securities called for redemption may be converted at your option at any time from the date of this Notice of Redemption until 5:00 p.m. (New York City time) on the Business Day immediately prior to the Redemption Date set forth above.

6. The Securities called for redemption and not converted at your election prior to 5:00 p.m. (New York City time) on the Business Day immediately prior to Redemption Date set forth above shall be redeemed on the Redemption Date.

7. If you elect to convert your Securities, you must satisfy the requirements for conversion set forth in your Securities.

8. Your Securities called for redemption must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Redemption Price.

9. [The Securities bearing the following Certificate Number(s) in the principal amount set forth below opposite such Certificate Number(s) are being redeemed:

   Certificate Number(s)                 Principal Amount]

10. Unless the Issuer defaults in making the payment of the Redemption Price owed to you, Interest, Contingent Interest, if any, and Additional Amounts, if any, on your Securities called for redemption shall cease to accrue on and after the Redemption Date.

11. CUSIP Number: [ ]

                                                                      CBIZ, INC.

                                                                       EXHIBIT E

                                   CBIZ, INC.

                              NOTICE OF REPURCHASE

[DATE]

To the Beneficial Owners of the 3.125% Convertible Senior Subordinated Notes due 2026 (the "Securities") issued by CBIZ, Inc.:

      CBIZ, Inc. (the "Issuer") by this written notice hereby notifies you, pursuant to Section 3.07 of that certain Indenture (the "Indenture"), dated as of May 30, 2006, between the Issuer and U.S. Bank National Association, that you may request the Issuer to repurchase your Securities by delivery of a Repurchase Notice. Included herewith is the form of Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1. Repurchase Date: [ ]

2. Repurchase Price: [ ]

3. Conversion Rate: To the extent described in Item 5 below, each $1,000 principal amount of the Securities is convertible into [insert number of shares] shares of the Issuer's common stock, par value $0.01 per share (the "Common Stock"), subject to adjustment.

4. Paying Agent and Conversion Agent: [NAME] [ADDRESS]

5. The Securities as to which you have delivered a Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to
Article 11 of the Indenture and the terms of the Securities only if you withdraw such Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into cash or a combination of cash and shares of the Issuer's common stock:

      (i) during any fiscal quarter commencing after June 30, 2006 (and only during such quarter, if the last reported sale price (as defined in the Indenture) of the Issuer's common stock for at least 20 trading days (as defined in the Indenture) during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter more than 130% of the conversion price (as defined in the Indenture) on such last trading day;

      (ii) during the five business days immediately following any five consecutive trading-day period in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Securities for each day of that period was less than 98% of the product of the closing price of the Common Stock and the conversion rate (as defined in the Indenture) of the Securities on each such day; provided, however, that you may not convert the Securities in reliance on this provision after June 1, 2021 if on any trading day during such five consecutive trading-day period the closing price of the Common Stock was between 100% and 130% of the conversion price of the Securities;

      (iii) if the Issuer has called the Securities for redemption; or

      (iv) upon the occurrence of certain specified corporate transactions described in the Indenture.

6. The Securities as to which you have delivered a Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Repurchase Price.

7. The Repurchase Price for the Securities as to which you have delivered a Repurchase Notice and not withdrawn such Repurchase Notice shall be paid promptly following the later of the business day immediately following such Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].

8. In order to exercise your option to have the Issuer repurchase your Securities, you must deliver the Repurchase Notice, duly completed by you with the information required by such Repurchase Notice (as specified in Section 3.07 of the Indenture) and deliver such Repurchase Notice to the Paying Agent at any time from 9:00 a.m. (New York City time) on [insert day that is 20 Business Days prior to Repurchase Date] until 5:00 p.m. (New York City time) on the [insert day that is the Repurchase Date].

9. In order to withdraw any Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. (New York time) on [insert day that is the Repurchase Date], a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Repurchase Notice.

10. Unless the Issuer defaults in making the payment of the Repurchase Price owed to you, Interest, Contingent Interest, if any, and Additional Amounts, if any, on your Securities as to which you have delivered a Repurchase Notice shall cease to accrue on and after the Repurchase Date.

11. CUSIP Number: [ ]

                                                                      CBIZ, INC.

                                                                       EXHIBIT F

                                   CBIZ, INC.
                              NOTICE OF OCCURRENCE
                              OF FUNDAMENTAL CHANGE

[DATE]

To the Holders of the 3.125% Convertible Senior Subordinated Notes due 2026 (the "Securities") issued by CBIZ, Inc.:

      CBIZ, Inc. (the "Issuer") by this written notice hereby notifies you, pursuant to Section 3.08 of that certain Indenture (the "Indenture"), dated as of May 30, 2006, between the Issuer and U.S. Bank National Association, that a Fundamental Change (as such term and other capitalized terms used herein and not otherwise defined herein are defined in the Indenture) as described below has occurred. Included herewith is the form of Fundamental Change Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer.

1. Fundamental Change: [Insert brief description of the Fundamental Change and the date of the occurrence thereof].

2. Date by which Fundamental Change Repurchase Notice must be delivered by you to Paying Agent in order to have your Securities repurchased:

3. Fundamental Change Repurchase Date:

4. Fundamental Change Repurchase Price:

5. Paying Agent and Conversion Agent: [NAME] [ADDRESS]

6. Conversion Rate: To the extent described in Item 7 below, each $1,000 principal amount of the Securities is convertible into [insert number of shares] shares of the Issuer's common stock, par value $0.01 per share (the "Common Stock"), subject to adjustment.

7. The Securities as to which you have delivered a Fundamental Change Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 11 of the Indenture and the terms of the Securities only if you withdraw such Fundamental Change Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into cash or a combination of cash and shares of the Issuer's common stock:

            (i) during any fiscal quarter commencing after June 30, 2006 (and only during such fiscal quarter), if the last reported sale price (as defined in the Indenture) of the Issuer's common stock for at least 20 days during the period of 30 consecutive trading days ending on the last trading day

      (as defined in the Indenture) of the preceding fiscal quarter was more than 130% of the conversion price (as defined in the Indenture) on such last trading day;

            (ii) during the five business days immediately following any five consecutive trading-day period in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Securities for each day of that period was less than 98% of the product of the closing price of the Common Stock and the conversion rate (as defined in the Indenture) of the Securities on each such day; provided, however, that you may not convert the Securities in reliance on this provision after June 1, 2021 if on any trading day during such five consecutive trading-day period the closing price of the Common Stock was between 100% and 130% of the conversion price of the Securities;

            (iii) if the Issuer has called the Securities for redemption; or

            (iv) upon the occurrence of certain specified corporate transactions described in the Indenture.

8. The Securities as to which you have delivered a Fundamental Change Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Fundamental Change Repurchase Price.

9. The Fundamental Change Repurchase Price for the Securities as to which you have delivered a Fundamental Change Repurchase Notice and not withdrawn such Notice shall be paid promptly following the later of the Business Day immediately following such Fundamental Change Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].

10. In order to have the Issuer repurchase your Securities, you must deliver the Fundamental Change Repurchase Notice, duly completed by you with the information required by such Fundamental Change Repurchase Notice (as specified in Section
3.08 of the Indenture) and deliver such Fundamental Change Repurchase Notice to the Paying Agent at any time from 9:00 a.m. (New York City time) on the date of the occurrence of the Change of Control until 5:00 p.m. (New York City time) on the Fundamental Change Repurchase Date.

11. In order to withdraw any Fundamental Change Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. (New York City time) on the Fundamental Change Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Fundamental Change Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Fundamental Change Repurchase Notice.

12. Unless the Issuer defaults in making the payment of the Fundamental Change Repurchase Price owed to you, Interest, Contingent Interest, if any, and Additional Amounts, if any, on your Securities as to which you have delivered a Fundamental Change Repurchase Notice shall cease to accrue on and after the Fundamental Change Repurchase Date.

13. CUSIP Number: ____________

                                   CBIZ, INC.

                                                                      SCHEDULE I

The following table sets forth the Stock Prices and the number of Additional Shares per $1,000 principal amount of Securities.

                                                              STOCK PRICE
EFFECTIVE DATE  $ 7.96  $  9.00  $ 10.63  $ 12.50  $ 15.00  $ 20.00  $  25.00  $ 30.00  $ 40.00  $ 50.00  $  60.00  $ 70.00  $80.00
                ------  -------  -------  -------  -------  -------  --------  -------  -------  -------  --------  -------  ------
     23-May-06   31.52    24.44    17.38    12.46     8.64     4.98      3.28     2.37     1.34     0.78      0.45     0.24    0.10

      1-Jun-07   31.52    23.15    15.83    10.96     7.36     4.06      2.64     1.91     1.09     0.64      0.37     0.19    0.08

      1-Jun-08   31.52    22.57    14.11     9.20     5.88     3.07      2.01     1.45     0.85     0.50      0.29     0.15    0.06

      1-Jun-09   31.52    21.22    12.72     7.44     3.92     1.86      1.24     0.91     0.54     0.33      0.19     0.10    0.04

      1-Jun-10   31.52    18.84     9.52     4.39     1.54     0.56      0.37     0.27     0.15     0.07      0.02     0.00    0.00

      6-Jun-11   31.52    15.52     5.97     0.00     0.00     0.00      0.00     0.00     0.00     0.00      0.00     0.00    0.00